AGREEMENT OF PURCHASE AND SALE

ARTICLE I
BASIC TERMS

Agreement Date:	April 3, 2006, to be effective as of the Effective Date (as defined in Section 2.1)
Seller:	Dixon-Mill Associates I (Phase One) Limited Partnership; Dixon-Mill Associates II (Phase Two) Limited Partnership; and Dixon-Mill Associates III (Phase Three) Limited Partnership, each a New Jersey limited partnership (collectively, the "Seller")
Purchaser:	RMPC Dixon LLC, a Delaware limited liability company ("Purchaser")
Property:	The apartment complex located at 158 Wayne Street, Jersey City, New Jersey known as Dixon Mills Apartments, consisting of (a) the Land, Improvements and Fixtures; (b) all right, title and interest of Seller in and to the Leases; (c) to the extent transferable, all right, title and interest of Seller in and to the Service Contracts and the Licenses and Permits; and (d) to the extent transferable, all of the Personal Property (collectively, the "Project")
Purchase Price:	$72.5 million
Deposit:	$1,750,000.00 to be delivered no later than 5:00 p.m. Eastern Time on the first (1st) Business Day after the Effective Date.
Due Diligence Period:	Period expiring at 5:00 p.m. Eastern Time on April 21, 2006.
Closing Date:	May 21, 2006, or such other date to which Seller and Purchaser may hereafter agree in writing

Seller's Notice Address:

Company:	The Morris Companies
Attn:	Mark M. Bava
Address:	350 Veterans Boulevard Rutherford, NJ 07070
Telephone:	(201) 804-8700 ext 270
Fax:	(201) 804-8721
E-Mail:	mbava@morriscompanies.com

With a copy to:	Company:	Ballard Spahr Andrews & Ingersoll, LLP
	Attn:	Bart I Mellits, Esquire
	Address:	1735 Market Street - 51st Floor Philadelphia, PA 19103
	Telephone:	(215) 864-8701
	Fax:	(215) 864-9895
	E-Mail:	mellits@ballardspahr.com

Purchaser's Notice Address:

	Company:	c/o Robert Martin Company, LLC
	Attn:	Timothy M. Jones
	Address:	100 Clearbrook Road, 2nd Floor Elmsford, NY 10523
	Telephone:	(914) 593-7915
	Fax:	(914) 592-5486
	E-Mail	timjones@rmcdev.com

With a copy to:	Company:	Cohn Birnbaum & Shea P.C.
	Attn:	Richard J. Shea, Jr.
	Address:	100 Pearl Street, 12th floor Hartford, CT 06103
	Telephone:	(860) 493-2200
	Fax:	(860)727-0361
	E-Mail	rshea@cb-shea.com

ARTICLE II
DEFINITIONS

2.1 Certain Definitions. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings assigned to them in this Section 2.1 as follows:

(a) "Affiliate" of any entity means any person or entity that controls, is controlled by, or is under common control with such entity.

(b) "Agreement" has the meaning set forth in Section 3.1(a).

(c) "Assignment of Contracts" has the meaning set forth in Section 9.4(d).

(d) "Assignment of Leases" has the meaning set forth in Section 9.4(c).

(e) "Business Day" has the meaning set forth in Section 14.9.

(f) "Closing" has the meaning set forth in Section 9.1.

(g) "Closing Date" has the meaning set forth in Article I.

(h) "Closing Notices" has the meaning set forth in Section 9.4(h).

(i) "Closing Statement" has the meaning set forth in Section 9.2(a).

(j) "Code" means the Internal Revenue Code of 1986, as amended, including U.S. Treasury Regulations in effect or proposed from time to time with respect thereto.

(k) "Commitment" has the meaning set forth in Section 4.3(a).

(l) "Consultants" has the meaning set forth in Section 4.1(a).

(m) "Deed" means the deeds from Seller substantially in the form attached hereto as **Exhibit B** by which Seller shall transfer fee simple title to the Project to Purchaser, subject to Permitted Exceptions.

(n) "Deposit" has the meaning set forth in Section 3.2 and will be deemed to include the Additional Deposit (as defined in Section 7.1(b)(iii)) if and when delivered by Purchaser to the Title Company in accordance with Section 7.1(b)(iii), and any interest accrued on all such amounts.

(o) "Documents" has the meaning set forth in Section 4.1(f).

(p) "Due Diligence Period" has the meaning set forth in Article I.

(q) "Effective Date" means March 1, 2006.

(r) "Engineering Reports" means any existing engineering or structural reports in Seller's possession or control relating to the Project.

(s) "Environmental Laws" means all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any Governmental Entity and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Land or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Land or the Improvements, or any portion thereof and as same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) ("CERCLA"), as amended by the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.) ("RCRA"), as amended by the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. § 6901 et seq.), the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality

Research Act (42 U.S.C. § 7401 note, et seq.), comparable state and local laws, and any and all rules and regulations that have become effective prior to the date of this Agreement under any and all of the aforementioned laws.

(t) "Environmental Reports" means any existing third-party environmental reports in Seller's possession or control relating to the Project.

(u) "Escrow Agent" means Chicago Title Insurance Company.

(v) "Fixtures" means all fixtures located at and affixed to the Improvements.

(w) "Governmental Entity" means any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

(x) "Hazardous Materials" means any pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, radon, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde), as such terms are used in any Environmental Laws, but excluding solvents, cleaning fluids and other lawful substances used in the ordinary operation and maintenance of the Project, to the extent in closed containers.

(y) "Improvements" means all buildings, improvements, parking lots, landscaping and other structures located on the Land.

(z) "Land" means that certain parcel of land more particularly described on **Exhibit A** attached hereto and made a part hereof, together with all of Seller's right, title and interest in and to the appurtenances pertaining thereto, including, without limitation, easements, rights-of-way, air rights, subsurface rights, development rights and water rights appertaining thereto and adjacent streets, roads, alleys, strips and gores.

(aa) "Laws" means all judgments, orders, decrees, statutes, laws, ordinances, rules or regulations.

(bb) "Leases" means all unexpired leases, subleases and occupancy agreements, including all modifications, addenda and/or amendments thereto, as applicable, for the use, possession or occupancy of any portion of the Improvements.

(cc) "Licenses and Permits" means the licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any Governmental Entity in connection with the Land or Improvements, together with all renewals and modifications thereof.

(dd) "Major Loss" has the meaning set forth in Section 10.3.

(ee) "Permitted Exceptions" means (i) all matters shown on or in the Commitment, any survey obtained by Purchaser, updates to any of the foregoing and Title Documents (other than those liens that Seller are obligated to remove as set forth in Section 4.3(c)) to which Purchaser does not timely object in accordance with the terms of this Agreement or with respect to which Purchaser ultimately waives any objection; (ii) any liens or other encumbrances affecting the Project caused by Purchaser, its Consultants or any of their respective agents, representatives or employees; (iii) applicable zoning and building ordinances and land use regulations that do not materially adversely affect the current use of the Project; (iv) tax liens and special assessment liens and other similar liens, in each case not yet delinquent or being contested in good faith in appropriate proceedings; and (v) the rights of tenants under the Leases as tenants only.

(ff) "Permitted Outside Parties" has the meaning set forth in Section 4.1(g).

(gg) "Personal Property" means all of Seller's right, title and interest in and to all tangible and intangible personal property owned by the Seller and used primarily in the rental, operation, and maintenance of the Land or Improvements, including, without limitation, (i) all warranties upon the Improvements, Fixtures and tangible personal property owned by Seller and used in connection with the Improvements, (ii) plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification, and alteration of the Improvements and in the possession of or under the control of Seller, (iii) all claims and causes of action arising out of or in connection with the Project after the Closing Date and (iv) the trade names of the Project. "Personal Property" does not include, however, (x) any computer hardware or computer related equipment, (y) any computer programs or related software owned by or under license or lease to the Seller or Affiliate of the Seller or (z) any proprietary or confidential materials of Seller or Affiliate of Seller, including the names "The Morris Companies" or "Dixon Venture Corp." and any manuals, signage or other items containing The Morris Companies or Dixon Venture Corp. logo or name, or the logo or name of Seller or Affiliate of Seller.

(hh) "Project" has the meaning set forth in Article I.

(ii) "Purchase Price" means the purchase price of the Project as set forth in Article I.

(jj) "Purchaser" has the meaning set forth in Article I.

(kk) "Purchaser's Broker" means N/A.

(ll) "Rent Roll" has the meaning set forth in Section 5.1(e).

(mm) "Reporting Person" has the meaning set forth in Section 13.2(a).

(nn) "Resident Notice Letter" has the meaning set forth in Section 9.4(f).

(oo) "Seller" has the meaning set forth in Article I.

(pp) "Seller Parties" means Seller and its direct and indirect partners, members, managers, trustees, directors, shareholders, controlling persons, Affiliates, officers and employees and their respective heirs, successors, personal representatives and assigns.

(qq) "Seller's Broker" means CB Richard Ellis.

(rr) "Seller's Knowledge" means the current actual (as opposed to constructive, imputed or implied) knowledge solely of Mark M. Bava, acting in his capacity as an officer of Dixon Venture Corp., the general partner of Seller, Peter W. Feldman, acting in his capacity as an employee of The Morris Companies, a property manager for Seller, and Victoria Hair, acting in her capacity as an employee of Seller without duty of investigation or inquiry whatsoever, and shall not be construed to refer to the knowledge of any other officer, agent or employee of the Seller or Affiliate of the Seller. Seller represents that the individuals named in the foregoing sentence are the current officers and employees of Seller, Seller's general partner and Seller's property manager with the most knowledge in a supervisory capacity of Seller's ownership of the Project.

(ss) "Service Contracts" means all agreements with respect to the operation, use and maintenance of the Project, excluding the property management agreement (which shall be terminated at or before Closing), real property tax service agreements and Leases but including any laundry lease, equipment lease, cable television and other telecommunications agreement affecting the Project.

(tt) "Significant Portion" means, with respect to the Project, any taking by condemnation or destruction or damage by fire or other casualty where the parties reasonably estimate the proceeds from such condemnation or the cost to repair the damage or destruction to be in excess of ten percent (10%) of the Purchase Price of the Project.

(uu) "Title Company" means Chicago Title Insurance Company.

(vv) "Title Documents" has the meaning set forth in Section 4.3(a).

(ww) "Title Objection" has the meaning set forth in Section 4.3(a).

2.2 Rules of Construction. Article and Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. All references to "Article" or "Section" without reference to a document other than this Agreement are intended to designate articles and sections of this Agreement, and the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section, unless specifically designated otherwise. The use of the term "including" shall mean in all cases "including but not limited to," unless specifically designated otherwise. The Basic Terms set forth in Article I and all of the exhibits and schedules attached hereto are by this reference incorporated herein and made a part hereof.

ARTICLE III
AGREEMENT OF PURCHASE AND SALE

3.1 Purchase and Sale.

(a) Subject to the terms of this Agreement of Purchase and Sale (this "Agreement"), Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the Project for its Purchase Price, which shall be payable in the following manner:

(i) Purchaser shall receive a credit in an amount equal to the Deposit against the Purchase Price for the Project; and

(ii) Purchaser shall pay the balance of the Purchase Price for the Project, as adjusted in accordance with the terms of this Agreement, to Seller in cash by wire transfer in immediately available funds at Closing in accordance with Section 9.1.

(b) As additional consideration for the purchase and sale of the Project, at Closing Purchaser shall assume and perform all of the covenants and obligations of Seller and Seller's predecessors in title pursuant to the Licenses and Permits, and the Leases and Service Contracts (including, without limitation, those relating to any tenant deposits) that arise or are to be performed on or after the Closing Date. The provisions of this Section 3.1(b) shall survive the Closing without limitation.

3.2 Deposit. No later than 5:00 p.m. Eastern Time on April 7, 2006, Purchaser shall deposit with Escrow Agent, by Federal Reserve wire transfer of immediately available funds, One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,750,000.00) as the earnest money deposit on account of Purchaser's obligations hereunder (the "Deposit"). The Deposit shall be held by Escrow Agent pursuant to the terms of this Agreement, and applied against the Purchase Price at Closing or otherwise applied in accordance with this Agreement. If Purchaser does not terminate this Agreement in accordance with Section 4.2(a), the Deposit shall become nonrefundable to Purchaser, except as otherwise provided in this Agreement.

ARTICLE IV
DUE DILIGENCE PERIOD; TITLE AND SURVEY

4.1 Access and Inspection.

(a) Purchaser shall have until the end of the Due Diligence Period to conduct its inspection of the Project; provided, however, that Purchaser shall continue to have access to the Property for inspection purposes between the end of the Due Diligence Period and Closing although its right to terminate the Agreement pursuant to Section 4.2 shall terminate at the end of the Due Diligence Period. For the purpose of such inspection, Seller hereby grants to Purchaser and its agents (the "Consultants") a license to enter upon the Project during regular business hours for the purpose of inspecting the condition or status of the Project, subject to the rights of tenants (although Seller will use commercially reasonable efforts to provide Purchaser with access to all residential units for purposes of measuring such units), upon at least forty-eight (48) hours (but no less than two (2) Business Days) prior

notice, which notice, notwithstanding Section 14.1, may be given orally or in writing, by telephone or email, provided that Purchaser has received oral or written (email or otherwise) confirmation from Seller consenting to such entry. Such notice shall describe the scope of inspection Purchaser intends to conduct during Purchaser's access to the Project. Purchaser may not perform any intrusive or destructive testing without the consent of Seller, which may be withheld in Seller's sole discretion. Seller shall have the right to have a representative present during any visits to or inspections of the Project. Purchaser may request any and all publicly available information about the Project from Governmental Entities but will not disclose to any Governmental Entity the results of any inspection, sampling or testing conducted at the Project, whether performed by Seller, Purchaser, a Consultant or otherwise, without Seller's prior written consent except to the extent required by law.

(b) Purchaser will, or will cause the appropriate Consultant to, promptly pay when due the costs of all entry and inspections and examinations done with regard to the Project and promptly restore the Project to the condition in which the Project was found before any entry upon the Project and inspection or examination was undertaken. Prior to entry upon the Project to perform any tests or other work, Purchaser shall deliver to the Seller a certificate of insurance evidencing commercial general liability (occurrence) insurance with limits of no less than $2,000,000.00 per occurrence, $5,000,000.00 aggregate, covering any accident arising in connection with the presence of Purchaser or any Consultant at the Project, naming Seller as an additional insured party.

(c) Purchaser may not conduct formal interviews with any tenant of the Project without the prior consent of the Seller, which consent will not be unreasonably withheld, and Purchaser may not, in any informal interview with any tenant, disclose to such tenant any terms of this Agreement. Purchaser may not telephone any tenant of the Project. In the case of any interview of a tenant, whether formal or informal, the interview may not unreasonably disrupt or disturb (i) the on-going operation of the Project or Seller, (ii) any services to the Project, or (iii) the quiet possession of any other tenants of the Project. Seller will have the right to have a representative present at all times during any interviews with any tenant of the Project.

(d) Purchaser may communicate with employees of Seller after the Effective Date only upon at least two (2) days prior notice to Seller and only in the presence of a representative of Seller. Purchaser may not solicit for employment (by Purchaser or an Affiliate of Purchaser) any such employees until after the expiration of the Due Diligence Period. Purchaser shall provide written notice to Seller no later than ten (10) days before the Closing Date of the names of those persons currently employed at the Project by Seller to whom Purchaser will make an offer of employment. The starting date of any such employment shall not be prior to the Closing Date. If the Closing does not occur for any reason (including default by Seller or Purchaser), Purchaser and Seller agree that neither party (nor any of their respective Affiliates) will solicit for employment any of the employees of the other party for at least two (2) years after the termination date of this Agreement. The provisions of this Section 4.1(d) shall survive any termination of this Agreement.

(e) Purchaser shall keep the Project free from all liens caused by Purchaser, any Consultant or any agent or representative of Purchaser or any Consultant and hereby agrees to indemnify, defend and hold harmless the Seller Parties against all claims, actions, losses, liabilities, damages, costs and expenses, whether arising out of injury or death to persons or damage to any property, including property of tenants under Leases or otherwise, and including, but not limited to, reasonable attorneys' fees, costs of remediation and restoration, costs to release mechanic's and materialman's liens, and costs incurred, suffered by or claimed against Seller Party caused by (i) entry upon the Project and any due diligence activities conducted by Purchaser, any Consultant or any agent or representative of Purchaser or any Consultant or (ii) any breach of this Agreement by Purchaser, any Consultant or any of their respective partners, directors, officers, agents, members, shareholders, agents or representatives. The foregoing hold harmless and indemnity shall not apply however to conditions of the Project existing as of the Effective Date and discovered by Purchaser, except to the extent any liability resulting from such conditions are caused by Purchaser (other than Purchaser's discovery of the condition). The provisions of this Section 4.1(e) shall survive Closing and any termination of this Agreement and shall not be subject to any limitation of liability set forth in this Agreement.

(f) Seller represents that to its knowledge it has delivered to Purchaser true and correct copies of all of the following relating to the Project to the extent the following are in the Seller's possession or control (collectively, the "Delivery Documents"): (i) the Rent Roll; (ii) the Environmental Reports; (iii) the Engineering Reports; (iv) the Service Contracts; (v) any survey or site plan relating to the Project and all drawings and plans related to the Improvements; (vi) the Licenses and permits relating to the Project; (vii) a list of all equipment, furnishings, furniture and other personal property, owned by Seller and now located on or about the Project; (viii) the most recent certificate or certificates, as the case may be, issued by the New Jersey Department of Community Affairs pursuant to the New Jersey Hotel and Multiple Dwelling Act, N.J.S.A. 55:13A-1 et seq.; and (xi) operating statements for the Project for the previous three fiscal years. Seller has made available to Purchaser true and correct copies of all of the Leases (which collectively with the Delivery Documents are hereinafter referred to as the "Documents"). Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to the Seller's ownership of the Project. **PURCHASER HEREBY ACKNOWLEDGES THAT SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING THE TRUTH, ACCURACY OR COMPLETENESS OF THE DOCUMENTS OR THE SOURCES THEREOF AND SELLER HAS NOT UNDERTAKEN ANY INDEPENDENT INVESTIGATION AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF THE DOCUMENTS AND IS PROVIDING THE DOCUMENTS SOLELY AS AN ACCOMMODATION TO PURCHASER.**

(g) Purchaser agrees that any information obtained by Purchaser or its Consultants, attorneys, partners, accountants, prospective lenders, investors or prospective investors (collectively, the "Permitted Outside Parties") in the conduct of its due diligence that is not otherwise publicly available shall be treated as confidential pursuant to Section 14.14 of this Agreement and shall be used only to evaluate the acquisition of the Project from Seller.

Purchaser further acknowledges that the due diligence items provided to Purchaser for review are proprietary and confidential in nature. Purchaser agrees not to divulge the contents of such due diligence items or any other information pertaining to the Project (other than information that is publicly available) other than to Permitted Outside Parties except in strict accordance with this Section 4.1(g) and Section 14.14. In permitting Purchaser and the Permitted Outside Parties to review the due diligence items and other information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third-party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver. The provisions of this Section 4.1(g) shall survive the Closing and any termination of this Agreement without limitation.

4.2 Right to Terminate Agreement.

(a) In the event that Purchaser determines in its sole discretion, prior to the expiration of the Due Diligence Period, that it does not want to proceed with the transaction as set forth in this Agreement as a result of its due diligence, Purchaser shall have the right to terminate this Agreement by providing written notice to Seller prior to the expiration of the Due Diligence Period. In the event Purchaser terminates this Agreement in accordance with this Section 4.2(a), or under any other right of Purchaser to terminate as set forth herein, Purchaser shall have the right to receive a prompt refund of the Deposit (subject to deduction of the Termination Payment (as defined below) in accordance with Section 7.1(b)(ii) below), and except with respect to the obligations and indemnities set forth in this Agreement that survive termination, this Agreement shall be null and void and the parties shall have no further obligation to each other hereunder. In the event Purchaser is entitled to the return of the Deposit in accordance with this Agreement, Seller will cooperate in a prompt manner to cause the same to occur.

(b) If Purchaser timely terminates its obligations under this Agreement pursuant to this Section 4.2 (or if this Agreement terminates for any other reason), then Purchaser shall provide to Seller, within five (5) Business Days after receipt of a request from Seller, originals of all third-party reports, studies and appraisals relating to the Project that are in Purchaser's possession or control, and all other documents, items and materials furnished or otherwise made available to Purchaser by Seller, including all copies thereof made by Purchaser, without representation or warranty and at no cost to Seller, provided that Purchaser will not be required to provide Seller with any third-party reports obtained by Purchaser at its cost unless Seller reimburses Purchaser therefor. The foregoing obligation of Purchaser shall survive any termination of this Agreement.

4.3 Title and Survey.

(a) Within five (5) Business Days after the Effective Date, Purchaser shall request the Title Company to provide to Purchaser a commitment for an owner's policy of title insurance covering the Project (the "Commitment"), together with the documents evidencing all exceptions and restrictions shown on the Commitment (the "Title Documents"). Purchaser shall have until the expiration of the Due Diligence Period to provide Seller with written notice of any objections to matters shown on the Title Documents if Purchaser deems same unacceptable. Each objection sent in accordance with this Section 4.3(a) shall be referred to herein as a "Title Objection."

(b) Subject to Section 4.3(c), in the event Seller receives any notice of Title Objection within the time periods set forth in Section 4.3(a), Seller may elect (but shall not be obligated except as otherwise provided herein) to attempt to cure, or cause to be cured at its expense, any such Title Objection, and shall provide Purchaser with notice, within ten (10) Business Days after the Seller's receipt of any such objection, of such intention to cure any such Title Objection. A failure by Seller to respond to a Title Objection within such ten-day period shall be deemed an election by Seller not to cure such Title Objection. In the event that Seller elects (or is deemed to have elected) not to attempt to cure any such Title Objection, or is unable to cure any such Title Objection (after electing to do so and using commercially reasonable efforts to do so) to the satisfaction of Purchaser in its sole discretion, Seller shall so advise Purchaser and Purchaser shall have the right to (i) terminate this Agreement or (ii) elect to waive such Title Objection and proceed to the Closing. Purchaser shall make such election within five (5) Business Days after receipt of Seller's notice. If Purchaser elects to proceed to the Closing, any Title Objections waived by Purchaser shall be deemed Permitted Exceptions. In the event of termination under clause (i) of this Section 4.3(b), except with respect to the obligations and indemnities set forth in this Agreement that survive termination, neither party shall have any further obligation to the other under this Agreement.

(c) Notwithstanding the foregoing provisions of this Section 4.3 and whether or not raised as part of Purchaser's Title Objections, Seller will (i) at or before Closing, cause the release of any liens securing indebtedness for borrowed money and any other monetary liens placed upon the Project by or on behalf of Seller or any Affiliate of Seller and (ii) at or before Closing cause the release of or bond over any mechanic's liens placed upon the Project by a third party in connection with work performed or alleged to have been performed on the Project on behalf of Seller (unless placed upon the Project on behalf of Purchaser or a tenant). The liens Seller is obligated to release or bond over under this Section 4.3(c) shall not be Permitted Exceptions. Seller shall also be obligated to bond over or cause the release of any other monetary liens that are placed upon the Project by third parties up to a maximum of $2.0 million in the aggregate.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER

5.1 Representations and Warranties of Seller. Subject to the provisions of Sections 5.2 and 6.4, Seller makes the following representations and warranties:

(a) Organization, Power, Authorization and Execution. Each entity comprising Seller is a duly formed and validly existing limited partnership under the laws of the State of New Jersey, duly qualified to do business and in good standing in the jurisdiction in which the Project is located. Seller has the requisite limited partnership power and authority to carry on its business as now being conducted. This Agreement has been duly authorized by all necessary action (or, prior to Closing, will be) on the part of Seller. This Agreement has been duly executed and delivered and constitutes the valid and binding agreement of Seller, and is enforceable in accordance with its terms. The person executing this Agreement on behalf of Seller has the authority to do so. The execution and delivery of this Agreement, and performance by Seller of its obligations hereunder, do not violate any provision of any material agreement or judicial order to which Seller is subject. Notwithstanding anything to the contrary contained in this Section 5.1(a) and this Agreement, it is agreed and understood that Seller's limited partner, Wilder Richman Historic Properties II, LP ("Wilder Richman"), has not yet authorized or consented to this Agreement or the transactions contemplated hereby. Wilder Richman is a public company whose limited partners' consent (consisting of the prior written approval of limited partners of Wilder Richman holding at least fifty-one percent (51%) of the aggregate interest of the limited partners of Wilder Richman) to and authorization of this Agreement and the transactions contemplated hereby must be obtained in accordance with federal securities laws (the "Wilder Richman LP Consent"). Seller will use its best efforts to promptly hereafter cause Wilder Richman to (i) obtain the Wilder Richman LP Consent and (ii) itself, to the extent necessary, authorize and consent to this Agreement and the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Wilder Richman LP Consent is not necessary for the authorization of the terms of Section 8.1(a)(vii) and Section 8.2(g) and such Section 8.1(a)(vii) and Section 8.2(g) are binding upon Seller notwithstanding the Wilder Richman LP Consent not being obtained.

(b) Not a Foreign Person. Seller is not a "foreign person" as that term is defined in the Federal Foreign Investment in Real Property Tax Act of 1980 or the 1984 Tax Reform Act, as amended.

(c) Bankruptcy. Seller has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(d) Service Contracts. (i) The Service Contracts listed on **Schedule 1** are all of the material Service Contracts currently affecting the Project and true, correct and complete copies thereof have been (or will be) delivered or made available to Purchaser for its review, and (ii) Seller has not given or received any written notice of an uncured material default under any Service Contract. Seller makes no representations as to the ability to assign any Service Contract or that any such assignment will not be void under the terms of any Service Contract.

(e) Leases and Rent Roll. (i) The rent roll attached as **Schedule 2** hereto (the "Rent Roll") lists all Leases affecting the Project (except for any laundry leases and equipment leases, which are Service Contracts), including each tenant's name, the space leased, the current rental rate, the amount of any security deposit made and not applied to any tenant default and the term (including any option term) of each Lease, as of the date set forth on the Rent Roll, (ii) all of the Leases will be assignable at Closing by the Seller without the consent of any other party, and (iii) there have been no material adverse changes to the information contained in the Rent Roll since the date set forth on the Rent Roll. True, correct and complete copies of the Leases will be within five (5) days after the Effective Date made available to Purchaser for its review pursuant to Section 4.1(f) above.

(f) Litigation. Except as set forth on **Schedule 3**, there are no legal actions, suits or similar proceedings served, or to Seller's Knowledge threatened, against Seller or any Affiliate of Seller relating to the Project or otherwise affecting the Project.

(g) Condemnation. Seller has not received any written condemnation notice from any Governmental Entity pertaining to all or any portion of the Project and, to Seller's Knowledge, there are no condemnation proceedings pending or threatened with respect to all or any portion of the Project.

(h) Environmental. To Seller's Knowledge, (i) Seller has delivered (or will deliver) to Purchaser true, correct and complete copies of the Environmental Reports, and (ii) except as may be set forth in such Environmental Reports, Seller has not received any written notice from any Governmental Entity of any violation of any Environmental Laws affecting any portion of the Project that remains uncured.

(i) Violations of Law. Except as set forth on Schedule 3, Seller has received no written notice from any Governmental Entity of any uncorrected violation of any housing, building, safety or fire Laws affecting the Project.

5.2 Limited Liability. The representations and warranties of the Seller set forth in Section 5.1, together with Seller's liability for any breach before Closing of Seller's interim operating covenants under Article VII, shall survive until December 15, 2006. Notwithstanding the foregoing, Sections 3.1(b), 4.1(e), 4.1(g), 4.2(b), 6.2(b), 6.3, 7.1(b), 9.2(a), 9.2(f), 12.1 and 14.14 will survive Closing or the termination of this Agreement without limitation unless a specified period is otherwise provided in this Agreement.

5.3 Liability of Knowledge Parties. None of the Seller's on-site property managers shall have any personal liability for any of the representations, warranties, covenants or obligations of Seller under this Agreement.

5.4 Right to Amend Representations. Seller shall have the right from time to time prior to the Closing by notice to Purchaser to amend or supplement its qualifications to the representations and warranties in this Article V, by amendment of the Schedules hereto or otherwise, to reflect changes in facts or conditions or to correct any immaterial factual inaccuracies which become known after the Effective Date. No such amendment or supplement will be deemed to cure any breach of

any representation or warranty made in this Article V or have any effect on the condition in Section 8.1(a)(ii) with respect to any factual inaccuracy that existed as of the Effective Date, provided that, so long as the change was not caused by the Seller's breach of Article VII, such amendment or supplement will be deemed to correct any inaccuracy for all purposes under this Agreement that arises from a change in facts or conditions after the Effective Date and will not in such circumstance be considered evidence of a breach.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PURCHASER

6.1 Representations and Warranties of Purchaser. Purchaser represents and warrants as follows:

(a) Organization, Power. Purchaser is a duly formed and validly existing entity in good standing under the laws of the jurisdiction of its formation and prior to Closing will be duly organized in or qualified to transact business in the state where the Project is located. This Agreement has been duly authorized by all necessary action on the part of Purchaser, has been executed and delivered and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms.

(b) Consents. To Purchaser's knowledge, no consent, waiver, approval or authorization is required from any person or entity that has not already been obtained in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transaction contemplated hereby.

(c) Bankruptcy. Purchaser has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

6.2 Purchaser's Independent Investigation.

(a) Purchaser has been given, or will be given during the Due Diligence Period, a full opportunity to inspect and investigate each and every aspect of the Project, either independently or through agents of Purchaser's choosing, including, without limitation, the following:

(i) matters relating to title to the Project;

(ii) the physical condition and aspects of the Project;

(iii) easements and/or access rights affecting the Project;

(iv) the Leases;

(v) the Service Contracts, Licenses and Permits and any other documents or agreements of significance affecting the Project; and

(vi) all other matters of material significance affecting the Project or delivered to Purchaser by Seller for the purpose of Purchaser's due diligence review.

(b) **THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS CONDUCTED, OR WILL CONDUCT, ITS OWN INDEPENDENT EXAMINATION OF THE PROJECT AND RELATED MATTERS, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, BEFORE THE EXPIRATION OF THE APPLICABLE REVIEW PERIODS SPECIFIED HEREIN.**

OTHER THAN THE MATTERS REPRESENTED IN SECTION 5.1 HEREOF AND AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, AS SUCH MAY BE LIMITED BY SECTION 5.2 HEREOF, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER PARTY OR ANY OF THE SELLER PARTIES' AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. SELLER SPECIFICALLY DISCLAIMS, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER IT NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROJECT, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE LAND, IMPROVEMENTS OR THE PERSONAL PROPERTY, (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROJECT AND (g) THE COMPLIANCE OR LACK THEREOF OF THE LAND OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PROJECT WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT

CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS," WITH ALL FAULTS.

PURCHASER REPRESENTS THAT ITS PRINCIPALS ARE KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE, AND THAT EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 5.1 HEREOF AND AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, AS SUCH MAY BE LIMITED BY SECTION 5.2 HEREOF, PURCHASER IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF ITS CONSULTANTS IN PURCHASING THE PROJECT AND THAT IT IS RECEIVING REASONABLY EQUIVALENT VALUE IN CONSUMMATING THE TRANSACTIONS CONTEMPLATED HEREBY. PURCHASER ACKNOWLEDGES THAT ALL INFORMATION OBTAINED BY PURCHASER WILL BE OBTAINED FROM A VARIETY OF SOURCES AND SELLER WILL NOT BE DEEMED TO HAVE REPRESENTED OR WARRANTED THE COMPLETENESS, TRUTH OR ACCURACY OF ANY DUE DILIGENCE MATERIALS OR OTHER SUCH INFORMATION HERETOFORE OR HEREAFTER FURNISHED TO PURCHASER EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER WILL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INSPECTIONS AND INVESTIGATIONS. PURCHASER ACKNOWLEDGES AND AGREES THAT, UPON CLOSING, SELLER WILL SELL AND CONVEY TO PURCHASER, AND PURCHASER WILL ACCEPT, THE PROJECT "AS IS, WHERE IS," WITH ALL FAULTS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROJECT, BY SELLER, ANY OTHER SELLER PARTY, PURCHASER OR ANY THIRD PARTY. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROJECT FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO IN THIS AGREEMENT. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE OF THE PROJECT REFLECTS THE "AS IS, WHERE IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROJECT.

PURCHASER, WITH ITS COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. PURCHASER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS SECTION 6.2(b) ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROJECT TO PURCHASER FOR THE PURCHASE PRICE OF THE

PROJECT WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS SECTION 6.2(b) WILL EXPRESSLY SURVIVE THE CLOSING, WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND WILL BE INCORPORATED INTO THE DEED.

6.3 Purchaser's Release of Seller.

(a) Seller is hereby released from all responsibility and liability to Purchaser regarding the condition (including the Project's physical condition and compliance with applicable laws, and the presence in the soil, air, structures and surface and subsurface waters of Hazardous Materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Project under current or future federal, state and local laws, regulations or guidelines), valuation, salability and utility of the Project and the Project's suitability for any purpose whatsoever except to the extent that such responsibility or liability is the result of the material inaccuracy (if any) of Seller's representations in this Agreement prior to Closing and after Closing only to the extent such representations survive Closing pursuant to Section 5.2 above.

(b) Purchaser acknowledges that it has the right to inspect the Project, observe the Project's physical characteristics and existing conditions and had, or will have, the opportunity to conduct such investigation and study on and of the Project and adjacent areas as it deems necessary and as allowed for under Article IV hereof, and subject to Seller's responsibility for any breach of the warranties and representations contained in this Agreement, hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Project is or may be subject) regarding physical characteristics and existing conditions, including, without limitation, structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Project. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Project, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Materials or other contaminants, may not be revealed by its investigation.

(c) The foregoing waivers and releases by Purchaser shall survive, as applicable, either (i) the Closing and the recordation of the Deed, and shall not be deemed merged into the Deed upon their recordation, or (ii) any termination of this Agreement.

6.4 Discharge. Notwithstanding any other provisions contained herein, or in any document or instrument delivered in connection with the transfer contemplated hereby, to the contrary (including, without limitation, any language providing for survival of certain provisions hereof or thereof), Purchaser hereby acknowledges and agrees that (a) prior to Closing, Purchaser's sole recourse in the event of a breach by Seller shall be as set forth in Sections 8.3 and 11.2 hereof,

and (b) Seller shall, upon consummation of Closing, be deemed to have satisfied and fulfilled all of Seller's covenants, indemnities, and obligations contained in this Agreement and the documents delivered pursuant hereto, and Seller shall have no further liability to Purchaser or otherwise with respect to this Agreement, the transfers contemplated hereby, or any documents delivered pursuant hereto, except to the extent of (i) any obligation or liability Seller may have under Section 5.1 as to which Seller's liability, if any, shall be limited as provided in Section 5.2, and (ii) any other obligations of Seller that survive Closing as provided in this Agreement.

ARTICLE VII
INTERIM OPERATING COVENANTS AND OTHER AGREEMENTS

7.1 Interim Operating Covenants. Seller shall, from the Effective Date to the Closing Date (or earlier termination of this Agreement), do the following:

(a) operate, repair, maintain and manage the Project in substantially the same manner as prior to the Effective Date, provided that Seller's maintenance obligations under this Section 7.1(a) shall not include any obligations to make capital expenditures not incurred in Seller's ordinary course of business or any other expenditure not incurred in Seller's ordinary course of business.

(b) not enter into new Leases or amendments, extensions and/or renewals of Leases without Purchaser's prior written consent, which may be withheld in Purchaser's sole discretion. In consideration for this covenant, Purchaser agrees as follows:

(i) Purchaser will pay to Seller the Monthly Rental Payment (as defined below) in arrears calculated in accordance with this Section 7.1(b)(i) that represents lost rental income for vacant apartments in the Project in excess of fifteen (15) apartments (the "Vacancy Threshold"). On the first (1st) day of each month commencing May 1, 2006 and continuing until the earlier of the Closing Date or the termination of this Agreement, Seller will provide written notice to Purchaser (the "Monthly Vacancy Notice") of the amount of vacant apartments in the Project as of the last day of the prior month (the "Monthly Vacancy"). Within five (5) days of Purchaser's receipt of the Monthly Vacancy Notice (the "Monthly Rental Payment Date"), Purchaser will pay to Seller an amount (the "Monthly Rental Payment") equal to the product of the Monthly Vacancy less the Vacancy Threshold times Seventeen Hundred Dollars ($1,700) (the "Prevailing Rental Rate"). If Purchaser fails to deliver any Monthly Rental Payment to Seller within three (3) days after Purchaser's receipt of notice from Seller that such Monthly Rental Payment is past due, Seller, as its sole and exclusive remedy for such failure, may, upon written notice to the Title Company, deduct from the Deposit three times the amount of the overdue Monthly Rental Payment, and such deducted amount shall belong to Seller and shall not be credited against the Purchase Price if and when Closing occurs. The Title Company shall deliver to Seller such amount, and Purchaser agrees to cooperate with Seller to cause the Title Company to do so, promptly upon receipt of notice from Seller that such amount is due. Notwithstanding the foregoing:

(1) the Monthly Rental Payment for April 2006 will be based only on the number of days in April 2006 after the Agreement Date (i.e., not the Effective Date);

(2) If and when Closing occurs, Purchaser will pay to Seller at Closing the prorated Monthly Rental Payment based on the number of days in the month that elapsed prior to the Closing Date;

(3) If Purchaser properly terminates this Agreement pursuant to Section 4.2(a) hereof, in addition to the Termination Payment (as defined below), Purchaser will pay to Seller the prorated Monthly Rental Payment based on the number of days in the month that elapsed prior to the date on which this Agreement is terminated at the same time and in the same manner as provided for the payment of the Termination Payment; and

(4) If Purchaser does not terminates this Agreement pursuant to Section 4.2(a) hereof and Closing does not occur, Purchaser will pay to Seller the prorated Monthly Rental Payment based on the number of days in the month that elapsed prior to the date on which this Agreement is terminated, and such amount will be withheld from the Deposit in the same manner as provided for the payment of the Termination Payment.

(ii) If Purchaser properly terminates this Agreement pursuant to Section 4.2(a) hereof, Seller will promptly provide notice to Purchaser and the Title Company of the number of vacant apartments in the Project as of the date on which Seller received Purchaser's timely termination notice pursuant to Section 4.2(a) hereof. The Title Company will not disburse the Deposit until it receives such notice, and will deduct from the Deposit (a) the Monthly Rental Payment calculated in accordance with 7.1(b)(i)(3) and (b) an amount (the "Termination Payment") equal to two (2) times the Prevailing Rental Rate for each vacant apartment in the Project as of the date on which Seller received Purchaser's timely termination notice pursuant to Section 4.2(a) hereof in excess of the Vacancy Threshold. The Title Company will deliver the Termination Payment to Seller simultaneously with the return of the remainder of the Deposit to Purchaser.

(iii) If Purchaser does not terminate this Agreement pursuant to Section 4.2(a) hereof, Seller will promptly provide notice to Purchaser and the Title Company of the number of vacant apartment in the Project as of the date on which the Due Diligence Period expired. Purchaser will within two (2) Business Days after it receives such notice deliver to the Title Company an amount (the "Additional Deposit") equal to two (2) times the Prevailing Rental Rate for each vacant apartment in the Project as of the date on which the Due Diligence Period expired in excess of the Vacancy Threshold. The Additional Deposit will be held and disbursed by the Title Company in the same manner and at the same time as the Deposit. Purchaser's failure to deliver the Additional Deposit to the Title Company as and when required by this

Section 7.1(b)(iii) will be deemed a default under this Agreement, and Seller will be entitled to retain the Deposit as liquidated damages for Purchaser's default.

(iv) Purchaser's obligations pursuant to this Section 7.1(b) will survive Closing.

(v) Notwithstanding anything to the contrary contained in this Agreement, in the event of Seller's default and Purchaser's exercise of any of its remedies available pursuant to Section 11.2 as a result of such Seller's default, Purchaser's obligation to make and liability for the Monthly Rental Payment pursuant to this Section 7.1(b) will cease and terminate as of the date on which Seller receives notice from Purchaser that Purchaser has commenced to exercises any such remedy pursuant to Section 11.2.

(c) comply with all of the material terms, conditions and provisions to be performed or observed by the landlord under the Leases and not cause or allow to occur any material event of default with respect to any of Seller's obligations under the Leases.

(d) not (i) sell, mortgage, pledge or otherwise transfer or dispose of all or any part of the Project or any interest therein or (ii) enter into a binding agreement with any third party to sell all or any portion of the Project, other than with respect to (x) such items of tangible Personal Property as become obsolete, consumed or are disposed of in the ordinary course of business, (y) in the event of a condemnation, which shall be governed by Article X hereof, or (z) in the event of a refinance of any existing mortgage encumbering all or any part of the Project.

(e) not, without Purchaser's consent, enter into any new Service Contract that is not cancelable upon thirty (30) days notice with no cost, premium or penalty; amend, extend or renew any Service Contract (other than automatic extensions and renewals or unless such Service Contract as amended, extended or renewed is cancelable upon thirty (30) days notice with no cost, premium or penalty); or cancel any Service Contract except in the event of a default by a service provider or in the ordinary course of business or if the canceled Service Contract is replaced with a new Service Contract that is cancelable upon thirty (30) days notice with no cost, premium or penalty.

(f) maintain in full force and effect existing insurance coverages or replacement insurance with coverage that is not less favorable.

(g) cooperate with Purchaser, at no expense to Seller, in attempting to secure a condominium map or horizontal regime for the Property.

7.2 Lease Enforcement. Prior to the Closing Date, Seller shall enforce in the ordinary course of business and in the same manner as Seller did prior to the Effective Date the rights and remedies of the landlord under any Lease, by summary proceedings or otherwise (including, without limitation, the right to remove any tenant), and to apply all or any portion of any deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Purchaser under this

Agreement in any manner or entitle Purchaser to a reduction in, or credit or allowance against, the Purchase Price of the Project or give rise to any other claim on the part of Purchaser, provided that if Seller applies any portion of any security deposit toward the repair of any damage, the damaged property shall be restored to substantially the condition it was in prior to such damage.

7.3 Tax Appeals. Seller represents that there are presently no tax appeals in connection with the Project. Seller shall not initiate any tax appeal without Purchaser's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

7.4 Notifications. Seller shall promptly notify Purchaser if it receives notice of or otherwise becomes aware of any material change to the representations and warranties contained in Section 5.1 prior to Closing.

7.5 Management Agreements. Seller shall cause all management agreements pertaining to the Project to be terminated effective as of the Closing Date and shall cooperate with Purchaser in the transfer of management of the Project to Purchaser or an Affiliate of Purchaser after Closing.

ARTICLE VIII
CONDITIONS PRECEDENT

8.1 Conditions Precedent to Obligation of Purchaser.

(a) The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(i) Seller shall have delivered to or for the benefit of Purchaser all of the items required of Seller pursuant to Section 9.4.

(ii) Subject to Section 8.1(b), each of the representations and warranties set forth in Section 5.1 shall be true, complete and correct in all material respects at and as of the Closing Date, except (a) for changes due to the operation and leasing, if any, of the Project occurring prior to Closing that are not prohibited by this Agreement, which shall be updated in the certificate contemplated by Section 9.4(g) and (b) with respect to Section 5.1(e), provided Seller will deliver an updated rent roll to Purchaser at Closing pursuant to Section 9.4(k).

(iii) Subject to Section 8.1(b), Seller shall have performed, in all material respects, all of its covenants and obligations under this Agreement other than its obligation to deliver the items required of Seller pursuant to Section 9.4.

(iv) There shall be no judicial, quasi-judicial, administrative or other proceeding pending that seeks to enjoin the consummation of the sale and purchase hereunder as of the Closing Date (excluding any such action initiated by Purchaser or any Affiliate of Purchaser).

(v) The Title Company shall have agreed to issue the Owner Title Policy insuring fee simple title to the Project in the full amount of the Purchase Price of the Project.

(vi) The seller under the Ticonderoga Agreement (as defined below) is ready, willing, and able to close pursuant to that certain Agreement of Purchase and Sale dated the date hereof by and between Wayne Dixon Venture, L.P., as seller, and Purchaser, as purchaser, with respect to thirty-six (36) apartment units adjacent to the Project (the "Ticonderoga Agreement").

(vii) Seller shall have caused the Jersey City Redevelopment Agency (the "Redevelopment Agency") and any other necessary parties to terminate, release and discharge those certain (a) Contract for Sale of Land for Private Redevelopment dated March 16, 1984 between The Dixon Venture and the Redevelopment Agency; (b) Tax Regulatory Agreement dated May 1, 2000 between Seller and the Redevelopment Agency; (c) the Financing Agreement dated as of May 1, 2000 by and among Jersey City Redevelopment Agency, as issuer, U.S. Trust Company of New Jersey, as trustee, and Seller, as borrower; and (d) any other agreement relating to any of the foregoing that would otherwise (i) survive Closing and (ii) prohibit immediately after Closing the conversion of the Project to a condominium and/or impose after Closing a requirement for low or moderate income housing at the Project (collectively, the "Restrictions Release"). Notwithstanding anything to the contrary contained in this Section 8.1 or elsewhere in this Agreement, if Seller does not obtain the Restrictions Release within ninety (90) days after the original Closing Date, then Purchaser may, at Purchaser's option and as Purchaser's sole and exclusive remedy, terminate this Agreement by written notice to Seller of such termination pursuant to this Section 8.2(g), in which case (i) Seller will pay to or on behalf of Purchaser for its actual out-of-pocket expenses paid or owed to third parties in connection with this transaction (including without limitation expenses in connection with this Agreement, due diligence expenses and expenses relating to Purchaser's equity and debt financing initiatives) not to exceed $250,000.00, (ii) Purchaser will have the right to receive a prompt refund of the Deposit, and (iii) except with respect to the obligations and indemnities set forth in this Agreement that survive termination, this Agreement shall be null and void and the parties shall have no further obligation to each other hereunder.

(b) For purposes of Sections 8.1(a)(ii) and 8.1(a)(iii), the representations and warranties of Seller will be deemed true and correct in all material respects and Seller will be deemed to have performed in all material respects all covenants and obligations required to be performed by them under this Agreement at or prior to the Closing Date unless the dollar amount of the losses resulting from such breaches of representations, warranties and covenants is more than $100,000.00.

8.2 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(a) Escrow Agent shall have received the Purchase Price of the Project as adjusted pursuant to, and payable in the manner provided for in, this Agreement, and Purchaser shall have provided written authority to Escrow Agent to release such amount to Seller in accordance with the Closing Statement.

(b) Purchaser shall have delivered to or for the benefit of Seller all of the items required of Purchaser pursuant to Section 9.5.

(c) Each of the representations and warranties set forth in Section 6.1 shall be true, complete and correct at and as of the Closing Date in all material respects.

(d) Purchaser shall have performed, in all material respects, all of its covenants and obligations under this Agreement other than its obligation to deliver the items required of Purchaser pursuant to Section 9.5.

(e) There shall be no judicial, quasi-judicial, administrative or other proceeding pending that seeks to enjoin the consummation of the sale and purchase hereunder as of the Closing (excluding any such action initiated by Seller or any Affiliate of Seller).

(f) Purchaser is ready, willing, and able to close pursuant to that certain Agreement of Purchase and Sale dated the date hereof by and between Wayne Dixon Venture, L.P., as seller, and Purchaser, as purchaser, with respect to thirty-six (36) apartment units adjacent to the Project.

(g) Seller shall have obtained the requisite written consent of Wilder Richman pursuant to Seller's agreement of limited partnership, as amended, to proceed with the transactions contemplated by this Agreement ("Seller's LP Consent"). Notwithstanding anything to the contrary contained in this Section 8.2, Seller does not obtain Seller's LP Consent within ninety (90) days after the original Closing Date, then Purchaser may, at Purchaser's option and as Purchaser's sole and exclusive remedy, terminate this Agreement by written notice to Seller of such termination pursuant to this Section 8.2(g), in which case (i) Seller will pay to or on behalf of Purchaser for its actual out-of-pocket expenses paid or owed to third parties in connection with this transaction (including without limitation expenses in connection with this Agreement, due diligence expenses and expenses relating to Purchaser's equity and debt financing initiatives) not to exceed $250,000.00, (ii) Purchaser will have the right to receive a prompt refund of the Deposit, and (iii) except with respect to the obligations and indemnities set forth in this Agreement that survive termination, this Agreement shall be null and void and the parties shall have no further obligation to each other hereunder.

8.3 Consequences of Failure of Condition. If any condition set forth in Section 8.1 or Section 8.2 is not satisfied (or deemed satisfied pursuant to Section 8.1(b)) or waived on or prior to the Closing Date, then the party to this Agreement whose obligations are conditioned upon the satisfaction of such condition, so long as such party has acted in good faith and with due diligence in performing its obligations hereunder and cooperating with the other party in its performance hereunder, may (a) if such failure of condition constitutes a default under this Agreement, pursue its remedies under Article XI, or (b) if such failure of condition does not constitute a default under this

Agreement, terminate this Agreement by written notice delivered at or prior to the scheduled Closing Date. In the event of termination of this Agreement, neither party shall have any further liability to the other under this Agreement, except (i) as provided in Sections 8.1(a)(vii) and 8.2(g) and (ii) for the obligations and indemnities set forth in this Agreement that survive termination.

8.4 Waiver by Purchaser. If Purchaser with actual knowledge of any breach by Seller of its representations, warranties, covenants or obligations hereunder nonetheless elects to proceed to Closing, then, upon the consummation of the Closing, Purchaser shall be deemed to have waived any such breach and shall have no claim against Seller with respect thereto.

ARTICLE IX
CLOSING

9.1 Closing. Closing of the transaction contemplated by this Agreement ("Closing") shall take place by mail through escrow with the Title Company on the Closing Date, unless the parties mutually agree upon another method or date. Notwithstanding the foregoing, if Seller has not obtained Seller's LP Consent or the Restrictions Release on or before the Closing Date, the Closing Date will automatically be extended for a period not to exceed ninety (90) days until such time as Seller obtains Seller's LP Consent. Seller shall give prompt notice to Purchaser after obtaining Seller's LP Consent and the Restrictions Release, and in any event the Closing shall not be sooner than five (5) business days after Purchaser's receipt of such notice. In the event the Closing Date is extended pursuant to the previous sentence, Purchaser shall not be obligated to pay to Seller the Monthly Rental Payment for each day that the Closing Date is extended in accordance with the previous sentence. In addition, during the period of any extension of the Closing Date pursuant to this Section 9.1, Seller will use commercially reasonable efforts to provide Purchaser with access to all residential units for purposes of measuring such units for condominium conversion purposes.

9.2 Prorations.

(a) All monthly rents and other monthly income from the Project, real estate and personal property ad valorem taxes, and other operating expenses of the Project shall be prorated on the basis of actual days elapsed as of 12:00 a.m. on the Closing Date. Income and expenses for which actual bills are available at Closing shall be prorated based on such actual bills. Those items for which actual bills are not available at Closing shall be prorated based upon good faith estimates using bills from the previous month or year, as applicable or, in the case of ad valorem taxes, the most recent tax rate and assessed value. Any post-closing adjustments shall be made within ninety (90) days after Closing, except post-closing adjustments for real estate and personal property ad valorem taxes, which shall be made within ten (10) days after written demand therefor is made by either party hereto to the other party with a copy of the actual tax bill(s) attached. Preliminary estimated Closing prorations for the Project shall be set forth on a preliminary closing statement to be prepared by Escrow Agent with the cooperation of Seller and Purchaser (collectively, the "Closing Statement") prior to Closing. The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to Escrow Agent for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for above. No prorations will be made in relation to insurance premiums, and Seller's insurance policies will not be

assigned to Purchaser. Purchaser shall take all steps necessary to effectuate the transfer of all utilities to its name as of Closing and, where necessary, post deposits with the utility companies. Seller shall be entitled to recover any and all deposits held by any utility company as of the date of Closing. The provisions of this Section 9.2(a) shall survive Closing for twelve (12) months.

(b) Rent and other sums that are due and payable to Seller by any tenant but are uncollected as of Closing shall not be prorated, but Purchaser shall cause the rent and other sums for the period prior to Closing to be remitted to Seller if, as and when collected. Delinquent rents (net of third-party costs of collection) shall be applied as follows: (i) first, to current rent, (ii) then to delinquent rent due for periods after the month of Closing, (iii) then to the month of Closing, and (iv) then to delinquent rent due for periods prior to the month of Closing, provided that any delinquent rent collected between the Closing Date and the last day of the calendar month of Closing shall be applied (A) first, to the month of Closing, (B) then to current rent, and (C) then to delinquent rent due for periods prior to the month of Closing. Purchaser shall promptly remit to Seller any such rent or other sums paid by tenants and attributable to periods before the Closing Date. Purchaser shall bill tenants who owe rent and other sums for periods prior to the Closing on a monthly basis for six (6) consecutive months following the Closing but shall have no obligation to enforce collection of any such past due or delinquent rents from or against any tenant. Seller shall have the right to sue to collect same but may not seek to evict any tenant or terminate any Lease. In the event that, after Closing, Seller receives any payments of rent or other sums due from tenants under Leases that relate to periods from and after the Closing Date, Seller shall promptly forward to Purchaser Purchaser's portion of such payments.

(c) Purchaser shall receive a credit at Closing for all refundable, unapplied security deposits (and any interest thereon to the extent accruing for or owed to tenants) then held by Seller under the Leases and all rent under the Leases paid in advance (to the extent not prorated as set forth above). Any amounts paid to Seller prior to Closing on account of or in consideration for the execution of any Lease by Seller (other than current rent) shall be prorated over the term of the Lease, and the portion of such payment attributable to the portion of the Lease term following Closing shall be credited to Purchaser at Closing.

(d) Intentionally omitted.

(e) Utility bills shall, to the extent possible, be apportioned between the period prior to Closing and the period on and subsequent to Closing. All fees that accrue to utility companies relating to periods from and after the Closing Date will be the obligation of Purchaser.

(f) In the event the Project has been assessed for property tax purposes at such rates as would result in reassessment based upon the change in ownership of the Project resulting from or after the consummation of the transactions described in this Agreement, as between Purchaser and Seller, Purchaser hereby agrees to pay all such taxes and to indemnify and save Seller harmless from and against all claims and liability for such taxes. Such indemnity shall survive the Closing.

9.3 Closing Costs.

(a) Seller shall pay (i) Seller's attorneys' fees; (ii) the fee owed to Seller's Broker; (iii) one-half (½) of any escrow fees and sales taxes (if any) pertaining to the sale of the Project; (iv) the cost of recording any lien releases required hereunder; and (v) one-half (½) all transfer taxes pertaining to the sale of the Project.

(b) Purchaser shall pay (i) Purchaser's attorneys' fees; (ii) one-half (½) of any escrow fees and sales taxes (if any) pertaining to the sale of the Project; (iii) one-half (½) all transfer taxes pertaining to the sale of the Project; (iv) the cost of the Owner Title Policy for the Project; (v) any and all recording fees (except as set forth in Section 9.3(a)(iv) above); (vi) any and all costs related to any financing that may be obtained by Purchaser in connection with its acquisition of the Project; and (vii) all costs of Purchaser's due diligence in connection with the transaction contemplated hereby.

(c) All other costs of Closing shall be borne by the party who incurred such costs.

9.4 Seller's Deliveries. Seller shall deliver or cause to be delivered the following (executed and acknowledged and in recordable form where appropriate) to Purchaser at Closing:

(a) the Deed, conveying to Purchaser the Project, subject only to Permitted Exceptions;

(b) a bill of sale for the Project substantially in the form attached hereto as **Exhibit C**;

(c) an assignment and assumption of Leases and security deposits for the Project substantially in the form attached hereto as **Exhibit D** (the "Assignment of Leases");

(d) an assignment and assumption of Service Contracts, Licenses and Permits and intangible property for the Project substantially in the form attached hereto as **Exhibit E** (the "Assignment of Contracts");

(e) an affidavit certifying that Seller is not a foreign entity under the Foreign Investment in Real Property Act;

(f) a notice letter to all residents of the Project substantially in the form attached hereto as **Exhibit F** (modified as necessary to comply with applicable state law) (the "Resident Notice Letter");

(g) a certificate, dated as of the date of Closing, stating that each of the representations and warranties set forth in Section 5.1 are, as of such date, true, complete and correct in all material respects, except for changes due to the operation of the Project occurring prior to Closing that are not prohibited by this Agreement, which shall be updated in the certificate contemplated by this clause (g);

(h) any other notices required by state or local laws or ordinances in connection with the sale of the Project, if any (collectively, the "Closing Notices");

(i) the Closing Statement;

(j) an affidavit in form acceptable to the Title Company sufficient to remove any exception for construction or workmen liens and parties in possession (except tenants under unrecorded Leases) and appropriate lien waivers, if necessary;

(k) a rent roll for the Project certified and dated not more than fifteen (15) days prior to Closing;

(l) all of the Leases in effect at the Project as of the Closing Date and all files for existing tenants in Seller's possession or control, all of which may remain at the Project;

(m) the Service Contracts, Licenses and Permits and tangible Personal Property for the Project, all of which may remain at the Project;

(n) keys to the Project;

(o) evidence reasonably satisfactory to Purchaser and the Title Company that the persons executing the documents delivered by Seller pursuant to this Section 9.4 on behalf of Seller have full right, power, and authority to do so;

(p) such other documents or items as may be reasonably required by Purchaser or the Title Company to effect the consummation of the transaction contemplated by this Agreement;

(q) the original of the most recent certificate or certificates, as the case may be, issued by the New Jersey Department of Community Affairs pursuant to the New Jersey Hotel and Multiple Dwelling Act, N.J.S.A. 55:13A-1 et seq.; and

(r) title to the bus owned by Seller in connection with the Project, endorsed to Purchaser.

9.5 Purchaser's Deliveries. Purchaser shall deliver the following (executed and acknowledged where appropriate) to Seller at Closing:

(a) the Purchase Price of the Project by wire transfer in immediately available funds as provided in Section 3.1(a), adjusted as set forth on the Closing Statement;

(b) the Assignments of Leases;

(c) the Assignments of Contracts;

(d) the Resident Notice Letter;

(e) a certificate, dated as of the date of Closing, stating that each of the representations and warranties set forth in Section 6.1 are, as of such date (except to the extent expressly made as of an earlier date), true, complete and correct in all material respects;

(f) the Closing Notices;

(g) the Closing Statement;

(h) evidence reasonably satisfactory to Seller and the Title Company that the person executing the documents delivered by Purchaser or any Affiliate of Purchaser, as applicable, pursuant to this Section 9.5 on behalf of such entities has full right, power, and authority to do so; and

(i) such other documents or items as may be reasonably required by Seller or the Title Company to effect the consummation of the transaction contemplated by this Agreement.

ARTICLE X
CONDEMNATION AND CASUALTY

10.1 In General. If, prior to the Closing Date, the Project is destroyed or damaged by fire or other casualty or Seller receives notice of condemnation or sale in lieu of condemnation of the Project, Seller will notify Purchaser of that event and provide Purchaser with details of the extent of the damage or condemnation, which details shall include information as to Seller's restoration plans, subject to Sections 10.2 and 10.3.

10.2 Minor Loss. Purchaser shall be bound to purchase the Project for the Purchase Price as required by the terms hereof without regard to the occurrence or effect of any damage to the Project or destruction of Improvements thereon or condemnation of any portion of the Project except as set forth below, provided that a Significant Portion of a Project is not (a) damaged or destroyed or (b) condemned in whole or part, in which event, Section 10.3 shall govern. Seller will not be obligated to repair or restore such damage or destruction or condemned Project, but Seller will either (i) if all insurance or condemnation proceeds have been received by Closing, credit to Purchaser at Closing an amount equal to (A) the amount of casualty insurance proceeds and condemnation proceeds collected by Seller as a result of such damage or destruction or condemnation plus (B) the amount of any deductible payable under Seller's insurance policies (not to exceed the amount of loss not covered by insurance) and the amount of insurance proceeds that would have been collected by Seller but for the application of any "aggregate limits" under the insurance policies, less (C) any sums expended by Seller toward the restoration or repair of the Project or in collecting insurance or condemnation proceeds, or (ii) if any portion of the insurance proceeds or condemnation proceeds have not been received by Closing, credit to Purchaser at Closing an amount equal to (A) the amount of casualty insurance proceeds and condemnation proceeds collected by Seller prior to Closing as a result of such damage or destruction or condemnation plus (B) the amount of any deductible payable under Seller's insurance policies (not to exceed the amount of loss not covered by insurance) and the amount of insurance proceeds that would have been collected by Seller but for the application of any "aggregate limits" under the insurance policies, less (C) any sums expended by Seller toward restoration or repair of the Project or in collecting insurance or condemnation proceeds and give Purchaser an assignment of Seller's rights to receive insurance or condemnation proceeds that have not been collected before the Closing. The proceeds of any rent insurance paid in respect of any casualty will be apportioned between Seller and Purchaser as if the same were rent, as and when received.

10.3 Major Loss. If a Significant Portion of the Project is damaged or destroyed or condemned (a "Major Loss"), then within thirty (30) days after the occurrence of the damage or destruction or condemnation of a Significant Portion of the Project, Purchaser shall make an election as follows:

(a) in the event of a casualty, (i) proceed in accordance with the procedure set forth in Section 10.2 as if a Major Loss had not occurred or (ii) terminate this Agreement, in which event the Deposit shall be returned to Purchaser. In the event of termination under this Section 10.3(a), except with respect to the obligations and indemnities set forth in this Agreement that survive termination, neither party shall have any further obligation to the other under this Agreement.

(b) in the event of a condemnation, (i) proceed in accordance with the procedure set forth in Section 10.2 as if a Major Loss had not occurred or (ii) terminate this Agreement as of the date of such condemnation, in which event the Deposit shall be returned to Purchaser. In the event of termination under this Section 10.3(b), except with respect to the obligations and indemnities set forth in this Agreement that survive termination, neither party shall have any further obligation to the other under this Agreement.

ARTICLE XI
DEFAULT

11.1 Default by Purchaser. If any of the representations and warranties set forth in Section 6.1 are not true, complete and correct at and as of the Closing Date in all material respects or Purchaser otherwise defaults in performing any of its obligations under this Agreement resulting in the failure of Purchaser to purchase the Project, then Seller shall retain the Deposit as liquidated damages for Purchaser's default, and upon receipt thereof this Agreement will terminate, and neither party will have any further liability hereunder with respect thereto other than with respect to the obligations and indemnities contained in this Agreement that survive termination. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty but is intended to constitute liquidated damages to Seller. Furthermore, Seller shall have all remedies available at law or in equity in the event of a breach by Purchaser of any obligations that survive termination of this Agreement.

11.2 Default by Seller. If, subject to the provisions of Sections 8.1(a)(ii) and 8.1(b), any of the representations and warranties set forth in Section 5.1 are not true, complete and correct at and as of the Closing Date in all material respects or Seller otherwise defaults in performing any of its obligations under this Agreement resulting in the failure of Seller to sell the Project to Purchaser, then Purchaser shall be entitled, as its sole and exclusive remedy, either (a) to terminate this Agreement and receive the return of the Deposit, or (b) to enforce specific performance of this Agreement. Except as set forth in the last sentence of this Section 11.2, Purchaser expressly waives its rights to seek any damage in the event of Seller's default hereunder or (c) in the event all the conditions set forth in Section 8.2 have been satisfied on or before the Closing Date or are capable of being satisfied at Closing and Seller refuses to proceed to Closing, Purchaser is otherwise ready, willing, and able to Close, and specific performance is not available as a remedy, to pursue any other remedy available to Purchaser at law or in equity provided Seller shall not be liable for more than

two million dollars ($2,000,000.00) in damages. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Deposit if Purchaser fails to file suit against Seller on or before sixty (60) days following the date upon which Closing was to have occurred. Notwithstanding the preceding provisions of this Section 11.2, nothing in this Section 11.2 will limit Purchaser's remedies at law or in equity in the event of a breach by Seller of any obligations that survive termination of this Agreement as set forth in Section 5.1.

ARTICLE XII
BROKERAGE COMMISSION

12.1 Brokers. Seller agrees to pay Seller's Broker a fee pursuant to a separate agreement by and between Seller and Seller's Broker. Purchaser and Seller represent that they have not engaged the services of, nor have they or will they become liable to, any real estate agent, broker, financial advisor, finder or any other person or entity for any brokerage or finder's fee, financial advisor fee, commission or similar cost with respect to the transaction contemplated hereby other than Seller's Broker and Purchaser's Broker (who shall be paid by Seller's Broker), and both parties agree to indemnify, defend and hold the other harmless from and against any and all loss, cost, damage, liability and expense, including reasonable attorneys' fees, that either party may sustain, incur or be exposed to by reason of any claim for fees or commissions made through the other party. The provisions of this Section 12.1 will survive the Closing or termination of this Agreement.

ARTICLE XIII
ESCROW AGREEMENT

13.1 Escrow Agent. Upon receipt of counterparts of this Agreement executed by Purchaser and Seller, Escrow Agent shall promptly execute this Agreement and provide Purchaser and Seller with fully-executed counterparts of this Agreement. For its services hereunder, Escrow Agent shall not receive a fee.

13.2 Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Code, and any related reporting requirements of the Code, the parties hereto agree as follows:

(a) Escrow Agent agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, and Seller and Purchaser hereby designate Escrow Agent as the person to be responsible for all information reporting under Section 6045(e) of the Code (the "Reporting Person").

(b) Seller and Purchaser hereby agree as follows:

(i) to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code;

(ii) to provide to the Reporting Person such party's taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable

substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct; and

(iii) to retain this Agreement for not less than four (4) years from the end of the calendar year in which the Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

13.3 Liability of Escrow Agent. Seller and Purchaser acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of any party to this Agreement, and that Escrow Agent is not responsible or liable in any manner whatsoever for the (a) sufficiency, correctness, genuineness or validity of any written instrument, notice or evidence of a party's receipt of any instruction or notice which is received by Escrow Agent, or (b) identity or authority of any person executing such instruction notice or evidence. Escrow Agent shall have no responsibility hereunder except for the performance by it in good faith of the acts to be performed by it hereunder, and Escrow Agent shall have no liability except for its own bad faith, willful misconduct or gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred by Escrow Agent in connection with the performance of its duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving willful misconduct or gross negligence on the part of Escrow Agent. **WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY WITH RESPECT TO MATTERS THAT IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF ESCROW AGENT BUT SHALL NOT APPLY TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IF CAUSED BY OR ARISES OUT OF THE BAD FAITH, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE OF ESCROW AGENT.**

ARTICLE XIV
MISCELLANEOUS

14.1 Notice. Whenever any notice is required or permitted to be given under the terms of this Agreement, the same shall, except as otherwise expressly provided for in this Agreement, be given in writing and either sent by (a) certified mail, return receipt requested, postage pre-paid, (b) a national overnight delivery service, delivery pre-paid, (c) hand delivery with written receipt acknowledged or (d) telecopy, followed by a copy sent in accordance with clause (b) or (c) of this Section 14.1 sent the same day as the telecopy, in each case to the address or facsimile number, as applicable, set forth in the Basic Terms of this Agreement. Any notice required or given hereunder shall be deemed received the same Business Day if sent by hand delivery or telecopy, the next Business Day if sent by overnight courier, or three (3) days after posting if sent by certified mail, return receipt requested, provided that any notice received after 5:00 p.m. Eastern Time on any Business Day or received on any day that is not a Business Day shall be deemed to have been received on the following Business Day. Further, all notices given pursuant to this Agreement will be effective if executed and sent by counsel for Purchaser or Seller, as applicable. Any notice sent

by an attorney for any party shall be effective notice from such party, provided it is delivered in a manner permitted by this Section 14.1.

14.2 Assignment; Successors and Assigns. Purchaser may assign its rights hereunder to any third party without the prior written consent of Seller, provided, however, that no assignment shall release Purchaser from liability for Purchaser's obligations hereunder. All rights and obligations of Seller and Purchaser under this Agreement shall inure to and be binding on their respective successors and permitted assigns.

14.3 Severability. If any provision of this Agreement shall be in violation of any applicable law or unenforceable for any reason, the invalidity or unenforceability of such provision shall not invalidate or render unenforceable any other provision hereof, which other provisions shall remain in full force and effect.

14.4 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto.

14.5 Modification. This Agreement may be modified only by a written instrument duly executed by Purchaser and Seller. Any modification to Article XIII must be by a written instrument also executed by Escrow Agent.

14.6 No Recordation. Neither this Agreement nor any memorandum or notice hereof may be recorded, and Purchaser agrees (a) not to file any notice of pendency or other instrument (other than a judgment or *lis pendens* filed by Purchaser in connection with its enforcement of its rights hereunder) against the Project or any portion thereof in connection herewith, and (b) to indemnify Seller against all costs, expenses and damages, including, without limitation, reasonable attorneys' fees, incurred by Seller by reason of the filing by Purchaser of such notice of pendency or other similar instrument.

14.7 TIME OF THE ESSENCE. TIME IS OF THE ESSENCE WITH RESPECT TO EVERY PROVISION OF THIS AGREEMENT.

14.8 Presumption Against Draftsman. The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

14.9 Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is not a Business Day, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first Business Day following such non-Business Day. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not Business Days. A "Business Day" shall mean any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York, are authorized or obligated to close.

14.10 **APPLICABLE LAW; JURISDICTION AND VENUE.**

(a) **THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.**

(b) **FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING INVOLVING THIS AGREEMENT, PURCHASER HEREBY EXPRESSLY SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE STATE OF NEW JERSEY, AND CONSENTS THAT ANY ORDER, PROCESS, NOTICE OF MOTION OR OTHER APPLICATION TO OR BY ANY SUCH COURT OR A JUDGE THEREOF MAY BE SERVED WITHIN OR WITHOUT SUCH COURT'S JURISDICTION BY REGISTERED MAIL OR BY PERSONAL SERVICE, PROVIDED THAT A REASONABLE TIME FOR APPEARANCE IS ALLOWED, AND PURCHASER AGREES THAT SUCH COURTS SHALL HAVE THE EXCLUSIVE JURISDICTION OVER ANY SUCH SUIT, ACTION OR PROCEEDING. IN FURTHERANCE OF SUCH AGREEMENT, PURCHASER AGREES UPON THE REQUEST OF ANY PARTY TO DISCONTINUE (OR AGREE TO THE DISCONTINUANCE OF) ANY SUCH SUIT, ACTION OR PROCEEDING PENDING IN ANY OTHER JURISDICTION.**

(c) **PURCHASER HEREBY IRREVOCABLY WAIVES ANY OBJECTION THAT PURCHASER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF NEW JERSEY, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.**

14.11 **WAIVER OF JURY TRIAL. PURCHASER AND SELLER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT.**

14.12 Recovery of Legal Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, the prevailing party will be entitled to have and recover certain fees from the other party including all reasonable attorneys' fees and costs resulting therefrom. The provisions of this Section 14.12 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

14.13 Like-Kind Exchange. Seller and Purchaser shall have the right (upon not less than seven (7) days notice in advance of the Closing Date) to assign its respective rights under this Agreement (but without release of its respective obligations herein) to a third party who may act as a "qualified intermediary" with respect to the Project in accordance with the provisions of

Section 1031 of the Code, and the Treasury Regulations promulgated thereunder. Such exchange shall be accomplished at no additional expense or delay to the other party, and each party agrees to indemnify the other party against any claims or liabilities resulting solely from structuring the transaction as an exchange, rather than as a direct purchase.

14.14 Confidentiality. The terms of this Agreement and any and all documents and information obtained by Purchaser or the Permitted Outside Parties in the conduct of its due diligence are proprietary and confidential in nature, and except as otherwise provided herein shall not be disclosed or conveyed to any person or entity without the prior written consent of Seller, which may be withheld in Seller's sole discretion. Prior to Closing, neither party shall make any press releases relating to this Agreement without the prior written consent of the other party, which consent may be granted or denied in such other party's sole discretion. After Closing, each party shall consult with the other party before issuing, and provide the other party the opportunity to review and comment upon, any press release with respect to the transaction contemplated by this Agreement and will not issue any press release prior to such consultation. Notwithstanding anything to the contrary contained in this Agreement, Purchaser acknowledges and agrees that the terms of this Agreement may be disclosed in documents necessary for Wilder Richman to obtain the consent of its limited partners to this Agreement and the transactions contemplated hereby pursuant to federal securities laws, including without limitation a proxy statement and/or an information statement.

14.15 Counterparts; Facsimile Signatures; Electronic Execution and Delivery. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures on behalf of all parties appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement. For purposes of this Agreement, facsimile signatures shall be deemed originals. Notwithstanding any other provision of this Agreement, the parties hereto agree that the execution and delivery of this Agreement and any amendments hereto may be conducted by electronic means as provided by the Uniform Electronic Transactions Act, N.J.S.A. 12A:12-1 *et seq.*

14.16 Further Assurances. Each party shall, whenever and as often as it shall be requested to do so by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such other documents and do any and all other acts as may be necessary to carry out the intent and purpose of this Agreement.

14.17 Drafts Not an Offer. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Project. The parties shall be legally bound with respect to the purchase and sale of the Project pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, and each of Seller and Purchaser have fully executed and delivered to each other a counterpart of this Agreement.

14.18 No Third Party Beneficiary; Several Obligations. The provisions of this Agreement are not intended to benefit any third-party beneficiary.

14.19 Federal Lead-Based Paint Disclosure. Pursuant to 42 U.S.C. § 4852d, Seller has provided to Purchaser the disclosure attached hereto as **Exhibit G**.

14.20 All of the entities comprising Seller shall be jointly and severally liable for the obligations of Seller pursuant to this Agreement.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties hereto as of the date designated below.

Seller:

DIXON-MILL ASSOCIATES I (PHASE ONE) LIMITED PARTNERSHIP, a New Jersey limited partnership

BY: DIXON VENTURE CORP., its general partner

By: ____________________
Name: MARK M. BAVA
Title: EXECUTIVE VICE PRESIDENT

DIXON-MILL ASSOCIATES II (PHASE TWO) LIMITED PARTNERSHIP, a New Jersey limited partnership

BY: DIXON VENTURE CORP., its general partner

By: ____________________
Name: MARK M. BAVA
Title: EXECUTIVE VICE PRESIDENT

DIXON-MILL ASSOCIATES III (PHASE THREE) LIMITED PARTNERSHIP, a New Jersey limited partnership

BY: DIXON VENTURE CORP., its general partner

By: ____________________
Name: MARK M. BAVA
Title: EXECUTIVE VICE PRESIDENT

Purchaser:

RMPC DIXON, LLC, a Delaware limited liability company

By: ____________________
Name: ____________________
Title: ____________________

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties hereto as of the date designated below.

Seller:

DIXON-MILL ASSOCIATES I (PHASE ONE) LIMITED PARTNERSHIP, a New Jersey limited partnership

BY: DIXON VENTURE CORP., its general partner

By:____________________________
Name:__________________________
Title:___________________________

DIXON-MILL ASSOCIATES II (PHASE TWO) LIMITED PARTNERSHIP, a New Jersey limited partnership

BY: DIXON VENTURE CORP., its general partner

By:____________________________
Name:__________________________
Title:___________________________

DIXON-MILL ASSOCIATES III (PHASE THREE) LIMITED PARTNERSHIP, a New Jersey limited partnership

BY: DIXON VENTURE CORP., its general partner

By:____________________________
Name:__________________________
Title:___________________________

Purchaser:

RMPC DIXON, LLC, a Delaware limited liability company

By: [signature]
Name: Timothy M Jonas
Title: MANAGER

The undersigned hereby acknowledges receipt of a fully-executed copy of this Agreement and agrees to perform the obligations of Escrow Agent and Reporting Person as set forth in the Agreement.

CHICAGO TITLE INSURANCE COMPANY

By: ____________________________
Name: ____________________________
Title: ____________________________

Effective Date: ____________________________

Schedules and Exhibits:

Schedule 1:	Service Contracts
Schedule 2:	Rent Roll
Schedule 3:	Pending Litigation
Exhibit A:	Legal Description
Exhibit B:	Form of Deed
Exhibit C:	Form of Bill of Sale
Exhibit D:	Form of Assignment and Assumption of Leases
Exhibit E	Form of Assignment and Assumption of Service Contracts, Licenses and Permits and Intangible Property
Exhibit F:	Form of Resident Notice Letter
Exhibit G:	Federal Lead-Based Paint Disclosure

Schedule 1
Service Contracts

(Intentionally Omitted)

Schedule 2

Rent Roll

(Intentionally Omitted)

<u>Schedule 3</u>
Pending Litigation

(Intentionally Omitted)

EXHIBIT A

[See Attached]

Land Title Agency, Inc.
464 Valley Brook Avenue
Lyndhurst, NJ 07071
(201)804-8844

Title No. 00-LT-0071.B

DESCRIPTION

ALL that certain tract or parcel of land and premises, situate, lying and being in the City of Jersey City, in the County of Hudson, and State of New Jersey, more particularly described as follows:

PHASE I:

Lots 34, 16, 18(now part of Lot 34) & 34-S, Block 346 and Lots 16, B, A, 13, 12, 11, 10 and 10S, Block 345.

Beginning at a point in the line of lands of Dixon Mill Associates II on the southeasterly side of Monmouth Street, said point being southwesterly 140.58 feet from the intersection of the southeasterly side line of Monmouth Street with the southerly side line of Christopher Columbus Drive and from said point running thence;

(1) Along said lands the following, South 60 degrees 01 minute 43 seconds east 64.73 feet to a point; thence

(2) North 29 degrees 58 minutes 17 seconds east 5.00 feet to a point; thence

(3) South 60 degrees 0l minute 43 seconds east 6.18 feet to a point; thence

(4) North 75 degrees 59 Minutes 00 seconds east 6.77 feet to a point; thence

(5) North 29 degrees 58 minutes 17 seconds east 90.51 feet to a point; thence

(6) South 60 degrees 01 Minute 43 seconds east 75.47 feet to a point; thence

(7) South 30 degrees 34 minutes 00 seconds west 41.40 feet to a point; thence

(8) South 59 degrees 47 minutes 00 seconds east 25.02 feet to a point; thence

(9) South 30 degrees 40 minutes 00 seconds west 18.60 feet to a point; thence

(10) South 60 degrees 01 minute 43 seconds east 124.14 feet to a point; thence

(Continued)

(11) North 30 degrees 14 minutes 38 seconds east 100.47 feet to a point at the southerly side line of Christopher Columbus Drive; thence

(12) Along said drive, South 60 degrees 01 minute 43 seconds east 101.12 feet to a point in the northwesterly side line of Varick Street; thence

(13) Along Varick Street, South 30 degrees 14 minutes 38 seconds west 100.64 feet to a point; thence

(14) North 59 degrees 59 minutes 02 seconds west 25.00 feet to a point; thence

(15) South 30 degrees 14 minutes 38 seconds west 130.63 feet to a point in the center line of vacated Wayne Street; thence

(16) Along the said center line, South 59 degrees 56 minutes 21 seconds east 24.96 feet to a point in the side line of Varick Street; thence

(17) Along Varick Street, South 30 degrees 19 minutes 27 seconds west 30.00 feet: to a point; thence

(18) Continuing along Varick Street, South 30 degrees 30 minutes 23 seconds west 100.09 feet to a point; thence

(19) North 59 degrees 56 minutes 29 seconds west 174.22 feet to a point; thence

(20) North 30 degrees 03 minutes 39 seconds east 130.09 feet to the center line of vacated Wayne Street; thence

(21) Along said line, North 59 degrees 56 minutes 21 seconds west 225.53 feet to the said southeasterly line of Monmouth Street; thence

(22) Along said Monmouth Street, North 30 degrees 15 minutes 50 seconds east 90.08 feet to the point and place of beginning.

TOGETHER WITH AND SUBJECT TO THE FOLLOWING EASEMENTS:

(a) Perpetual reciprocal easement for party wall between Lots 33 and 34 in Block 346 Between: Dixon Mill Associates I (Phase one), Limited Partnership and Dixon Mill Associates II (Phase Two), Limited Partnership dated 12-24-85, recorded 1-02-86 in Deed Book 3500, Page 128. (Lot 33 and 34, Block 346)

(Continued)

(Description cont.)

(b) Perpetual reciprocal blanket easements for construction development, repair, maintenance, ingress and egress, recreation, parking, utilities, mechanical systems and facilities Between: Dixon Mill Associates I (Phase one), a New Jersey Limited Partnership and Dixon Mill Associates II (Phase Two), a New Jersey Limited Partnership and Dixon Mill Associates III (Phase Three), a New Jersey Limited Partnership dated 12-24-85, recorded 1-02-86 in Deed Book 3500, Page 135 and re-recorded 5-05-86 in Deed Book 3552, Page 320. As modified by Modification of Easement Agreement dated 6-09-92, recorded 6-11-92 in Deed Book 4500, Page 256.

(c) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 30 in Block 382 for ingress, egress, utilities, and other uses established by Deed of Easement Between: Luis Porras and Lidia Porras, his wife and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated May, 1987, recorded 12-30-87 in Deed Book 3868, Page 189 and as shown on the Survey drawn by James R. Manalio, Manalio & Manalio, P.L.S. dated 6-27-90, revised 8-1-90 and 9-26-90 and continued by Survey Affidavit of No Change dated 4-28-2000 ("the Survey"). (Parcel/Lot 30-S, Block 382)

(d) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 28 in Block 382 for ingress, egress, utilities, and other uses established by Deed of Easement Between: C & G Associates, a Partnership and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two), and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 11-03-88, recorded 11-17-88 in Deed Book 4048, Page 88 and as shown on the Survey. (Parcel/Lot 28-S, Block 382)

(e) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 31B in Block 382 for ingress, egress, utilities, and other uses established by Deed of Easement Between: Ronald S. Fischer and Dixon Mill Associates I (Phase one), Dixon Mill Associates II (Phase Two), and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 11-03-88, recorded 11-17-88 in Deed Book 4048, Page 104 and as shown on the Survey. (Parcel/Lot 31-S, Block 382)

(f) Perpetual exclusive easement across the northern portion of Lot 17 in Block 346 for ingress, egress and other uses established by Deed of Easement Between: Richard Cohen and Gary Cohen and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 12-31-86, recorded 1-26-87 in Deed Book 3689, Page 90 and as shown on the Survey. (Part of Lot 17, Block 346).

(Continued)

(g) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 17 in Block 346 for ingress, egress, and other uses established by Deed of Easement Between: Richard Cohen and Gary Cohen and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnership dated 12-30-86, recorded 1-26-87 in Deed Book 3689, Page 96 and as shown on the Survey. (Lot 17-S, Block 346).

(h) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 8 in Block 345 for ingress, egress, and other uses established by Deed of Easement Between: Tomax Joint Venture, a New York Joint Venture and Dixon Mill Associates I (Phase one), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 292 and as shown on the Survey. (Parcel/Lot 8-S, Block 345).

(i) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 7 in Block 345 for ingress, egress, and other uses established by Deed of Easement Between: Tomax Joint Venture, a New Jersey Joint Venture and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two), and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 304 and as shown on the Survey. (Parcel/Lot 7-S, Block 345)

(j) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lots 5 and 6 in Block 345 for ingress, egress, and other uses established by Deed of Easement Between: Wayne Dixon Venture and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two), and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 310 and as shown on the Survey. (Part of Lot 5-S, Block 345).

(k) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 9 in Block 345 for ingress, egress, and other uses established by Deed of Easement Between: Tomax Joint Venture, a New Jersey Joint Venture and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 327 and as shown on the Survey. (Parcel/Lot 9-S, Block 345)

(Continued)

(l) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 1 in Block 345 for ingress, egress, and other uses established by Deed of Easement Between: Wayne Dixon Venture, a New Jersey Joint Venture and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 334 and as shown on the Survey. (Part of Lot 5-S, Block 345)

(m) Reciprocal easements across Lots 5, 6, 7, 8 and 9 in Block 345 for ingress and egress to and from parking areas and the public street, established by Deed of Easement between Dixon Mill Associates I (Phase One) Limited Partnership, Dixon Mill Associates II (Phase Two) Limited Partnership, Dixon Mill Associates III (Phase Three) Limited Partnership, Wayne Dixon Venture, and Tomax Joint Venture dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 318.

TOGETHER WITH AND SUBJECT TO THE FOLLOWING CITY ORDINANCES:

(a) Franchise ordinance No. 167: Between: The Municipal Council of The City of Jersey City and Dixon Venture dated 12-30-85, recorded 4-03-86 in Deed Book 3540, Page 223 permitting extension of the sidewalk, construction of access to underground parking, installation of traffic control devices, lighting, and signs, and other improvements along Monmouth Street between Christopher Columbus Drive and Mercer Street, as amended by instrument dated 10-22-87, recorded 11-27-87 in Deed Book 3831, page 142; and assigned to Dixon Mill Associates I (Phase One) Limited Partnership, Dixon Mill Associates II (Phase Two) Limited Partnership and Dixon Mill Associates III (Phase Three) Limited Partnership by Assignment and Assumption of Ordinances of Jersey City, New Jersey, dated 6-9-92, recorded 6-11-92 in Deed Book 4500 Page 250, and as shown on the Survey.

(b) Franchise Ordinance No. 166: Between: The Municipal Council of the City of Jersey City and Dixon Venture dated 12-30-85, recorded 4-03-86 in Deed Book 3540, Page 230 permitting construction of an encroachment onto the public right-of-way, a ramped entry to underground parking, designated on-street parking, access to loading docks, installation of signs and lighting, and other improvements along Christopher Columbus Drive between Brunswick and Varick Streets; as amended by instrument dated 10-27-87, recorded 11-12-87 in Deed Book 3831, page 137; and assigned to Dixon Mill Associates I (Phase One) Limited Partnership, Dixon Mill Associates II (Phase Two) Limited Partnership, and Dixon Mill Associates III (Phase Three) Limited Partnership by Assignment and Assumption of Ordinances of Jersey City, New Jersey, dated 6-9-92, recorded 6-11-92 in Deed Book 4500 Page 250, and as shown on the Survey.

Title No. 00-LT-0070

DESCRIPTION

ALL that certain tract or parcel of land and premises, situate, lying and being in the City of Jersey City, in the County of Hudson, and State of New Jersey, more particularly described as follows:

PHASE TWO:

Tract 1: Lot 33, Block 346

Beginning at a point in the line of lands of Dixon Mill Associates I on the southeasterly side of Monmouth street, said point being southwesterly 140.58 feet from the intersection of the southeasterly side line of Monmouth Street with the southerly side line of Christopher Columbus Drive and from said point running thence;

(1) Along said lands the following, South 60 degrees 01 minute 43 seconds east 64.73 feet to a point; thence

(2) North 29 degrees 58 minutes 17 seconds east 5.00 feet to a point; thence

(3) South 60 degrees 01 minute 43 seconds east 6.18 feet to a point; thence

(4) North 75 degrees 59 minutes 00 seconds east 6.77 feet to a point; thence

(5) North 29 degrees 58 minutes 17 seconds east 90.51 feet to a point; thence

(6) South 60 degrees 01 minute 43 seconds east 75.47 feet to a point; thence

(7) South 30 degrees 34 minutes 00 seconds west 41.40 feet to a point; thence

(8) South 59 degrees 47 minutes 00 seconds east 25.02 feet to a point; thence

(9) South 30 degrees 40 minutes 00 seconds west 18.60 feet to a point; thence

(10) South 60 degrees 01 minute 43 seconds east 124.14 feet to a point; thence

(Continued)

(11) North 30 degrees 14 minutes 38 seconds east 100.47 feet to a point at the southerly side line of Christopher Columbus Drive; thence

(12) North 60 degrees 01 minute 43 seconds west 299.52 feet to the point of intersection with the southeast side line of Monmouth Street; thence

(13) Along said Monmouth Street, South 30 degrees 15 minutes 50 seconds west 140.58 feet to the point and place of beginning.

Tract 2: Lots 2-S, 9, 12-S, B, C & F-1, Block 381 and Part of Lots 7, 6, 5, 4-S, 3, 2, 1, Block 382 and Lots 32-D, 32-S, 29, 29-S, 27, 26 and 26S, Block 382.

Beginning at a point on the southerly side line of Christopher Columbus Drive, said point being distant northwesterly 225.07 feet from the intersection of the southerly side line of Christopher Columbus Drive with the northwesterly side line of Monmouth Street and running; thence

(1) Along said Christopher Columbus Drive the following courses:

  (a) North 60 degrees 01 minute 43 seconds west 4.37 feet to a point; thence

  (b) Southwesterly on a curve to the left having a radius of 293.00 feet, an arc length of 81.85 feet to a point; thence

  (c) Continuing southwesterly on a reverse curve to the right having a radius of 387.00 feet, an arc length of 88.53 feet to a point of intersection with the southeasterly side line of Brunswick Street; thence

(2) Along said Brunswick Street the following courses:

  (a) South 58 degrees 09 minutes 30 seconds west 22.02 feet to a point; thence

  (b) South 30 degrees 10 minutes 42 seconds west 24.24 feet to a point; thence

(3) South 60 degrees 01 minute 30 seconds east 75 feet to a point; thence

(4) South 30 degrees 10 minutes 42 seconds west 100.26 feet to a point; thence

(Continued)

(Description cont.)

(5) North 60 degrees 01 minute 18 seconds west 53.18 feet to a point; thence

(6) North 30 degrees 10 minutes 42 seconds east 101.95 feet to a point; thence

(7) North 60 degrees 01 minute 18 seconds west 21.82 feet to a point on the southerly side line of Brunswick Street; thence

(8) Along said Brunswick Street, South 30 degrees 10 minutes 42 seconds west 71.95 feet to a point.

(9) Continuing along said Brunswick Street, South 30 degrees 17 minutes 33 seconds west 60 feet to a point in the southeasterly side line of vacated Wayne Street; thence

(10) Along said line, South 60 degrees 01 minute 18 seconds east 200.47 feet to a point; thence

(11) South 30 degrees 15 minutes 50 seconds west 100.12 feet to a point; thence

(12) South 60 degrees 00 minutes 00 seconds east 119.33 feet to a point; thence

(13) South 30 degrees 15 minutes 50 seconds west 33.00 feet to a point; thence

(14) South 60 degrees 00 minutes 00 seconds east 20.00 feet to a point; thence

(15) North 30 degrees 15 minutes 50 seconds east 2.00 feet to a point; thence

(16) South 60 degrees 00 minutes 00 seconds east 60.00 feet to a point on the northwesterly side line of Monmouth Street; thence

(17) Along Monmouth Street, North 30 degrees 15 minutes 50 seconds east 161.20 feet to a point in the center line of vacated Wayne Street; thence

(18) Along said center line of Wayne Street, North 60 degrees 01 minute 18 seconds west 224.73 feet to a point; thence

(19) North 30 degrees 10 minutes 42 seconds east 230.54 feet to the point and place of beginning.

(Continued)

EXCEPTING THEREFROM THE FOLLOWING PARCEL:

Lot 28 and 28S, Block 382.

BEGINNING at a point in the centerline of Wayne Street – vacated, distant 100.06 feet southeasterly from the intersection of the said centerline with the southeasterly line of Brunswick Street, running thence:

(1) North 30 degrees 10 minutes 42 seconds East 130.26 feet to a point; thence

(2) South 60 degrees 01 minutes 30 seconds East 25.00 feet; thence

(3) South 30 degrees 10 minutes 42 seconds West 130.26 feet to the center line of Wayne Street – vacated; thence

(4) Along said centerline, North 60 degrees 01 minutes 18 seconds West 25.00 feet to the point and place of BEGINNING.

(Continued)

Tract 3: Lots 4, 5, 6, 7 & 8, Block 309

Beginning at a point on the southerly side line of Christopher Columbus Drive, said point being distant southeasterly 75 feet from the intersection of the said southerly side line of Christopher Columbus Drive with the southeasterly side line of Varick Street and running; thence

(1) Along Christopher Columbus Drive, South 60 degrees 04 minutes 34 seconds east 125.00 feet to a point; thence

(2) South 30 degrees 13 minutes 26 seconds west 100.00 feet to a point; thence

(3) North 60 degrees 04 minutes 34 seconds west 125.00 feet to a point; thence

(4) North 30 degrees 13 minutes 26 seconds east 100.00 feet to the point and place of beginning.

TOGETHER WITH AND SUBJECT TO THE FOLLOWING EASEMENTS:

(a) Perpetual reciprocal easement for party wall between Lots 33 and 34 in Block 346 Between: Dixon Mill Associates I (Phase one), Limited Partnership and Dixon Mill Associates II (Phase Two), Limited Partnership dated 12-24-85, recorded 1-02-86 in Deed Book 3500, Page 128. (Lot 33 and 34, Block 346)

(b) Perpetual reciprocal blanket easements for construction development, repair, maintenance, ingress and egress, recreation, parking, utilities, mechanical systems and facilities Between: Dixon Mill Associates I (Phase one), a New Jersey Limited Partnership and Dixon Mill Associates II (Phase Two), a New Jersey Limited Partnership and Dixon Mill Associates III (Phase Three), a New Jersey Limited Partnership dated 12-24-85, recorded 1-02-86 in Deed Book 3500, Page 135 and re-recorded 5-05-86 in Deed Book 3552, Page 320. As modified by Modification of Easement Agreement dated 6-09-92, recorded 6-11-92 in Deed Book 4500, Page 256.

(Continued)

(c) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 30 in Block 382 for ingress, egress, utilities, and other uses established by Deed of Easement Between: Luis Porras and Lidia Porras, his wife and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated May, 1987, recorded 12-30-87 in Deed Book 3868, Page 189 and as shown on the Survey drawn by James R. Manalio, Manalio & Manalio, P.L.S. dated 6-27-90, revised 8-1-90 and 9-26-90 and continued by Survey Affidavit of No Change dated 4-28-2000 ("the Survey"). (Parcel/Lot 30-S, Block 382)

(d) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 28 in Block 382 for ingress, egress, utilities, and other uses established by Deed of Easement Between: C & G Associates, a Partnership and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two), and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 11-03-88, recorded 11-17-88 in Deed Book 4048, Page 88 and as shown on the Survey. (Parcel/Lot 28-S, Block 382)

(e) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 31B in Block 382 for ingress, egress, utilities, and other uses established by Deed of Easement Between: Ronald S. Fischer and Dixon Mill Associates I (Phase one), Dixon Mill Associates II (Phase Two), and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 11-03-88, recorded 11-17-88 in Deed Book 4048, Page 104 and as shown on the Survey. (Parcel/Lot 31-S, Block 382)

(f) Perpetual exclusive easement across the northern portion of Lot 17 in Block 346 for ingress, egress and other uses established by Deed of Easement Between: Richard Cohen and Gary Cohen and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 12-31-86, recorded 1-26-87 in Deed Book 3689, Page 90 and as shown on the Survey. (Part of Lot 17, Block 346).

(g) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 17 in Block 346 for ingress, egress, and other uses established by Deed of Easement Between: Richard Cohen and Gary Cohen and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnership dated 12-30-86, recorded 1-26-87 in Deed Book 3689, Page 96 and as shown on the Survey. (Lot 17-S, Block 346).

(Continued)

(h) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 8 in Block 345 for ingress, egress, and other uses established by Deed of Easement Between: Tomax Joint Venture, a New York Joint Venture and Dixon Mill Associates I (Phase one), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 292 and as shown on the Survey. (Parcel/Lot 8-S, Block 345).

(i) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 7 in Block 345 for ingress, egress, and other uses established by Deed of Easement Between: Tomax Joint Venture, a New Jersey Joint Venture and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two), and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 304 and as shown on the Survey. (Parcel/Lot 7-S, Block 345)

(j) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lots 5 and 6 in Block 345 for ingress, egress, and other uses established by Deed of Easement Between: Wayne Dixon Venture and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two), and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 310 and as shown on the Survey. (Part of Lot 5-S, Block 345).

(k) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 9 in Block 345 for ingress, egress, and other uses established by Deed of Easement Between: Tomax Joint Venture, a New Jersey Joint Venture and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 327 and as shown on the Survey. (Parcel/Lot 9-S, Block 345)

(l) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 1 in Block 345 for ingress, egress, and other uses established by Deed of Easement Between: Wayne Dixon Venture, a New Jersey Joint Venture and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 334 and as shown on the Survey. (Part of Lot 5-S, Block 345)

(Continued)

(m) Reciprocal easements across Lots 5, 6, 7, 8 and 9 in Block 345 for ingress and egress to and from parking areas and the public street, established by Deed of Easement between Dixon Mill Associates I (Phase One) Limited Partnership, Dixon Mill Associates II (Phase Two) Limited Partnership, Dixon Mill Associates III (Phase Three) Limited Partnership, Wayne Dixon Venture, and Tomax Joint Venture dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 318.

TOGETHER WITH AND SUBJECT TO THE FOLLOWING CITY ORDINANCES:

(a) Franchise ordinance No. 167: Between: The Municipal Council of The City of Jersey City and Dixon Venture dated 12-30-85, recorded 4-03-86 in Deed Book 3540, Page 223 permitting extension of the sidewalk, construction of access to underground parking, installation of traffic control devices, lighting, and signs, and other improvements along Monmouth Street between Christopher Columbus Drive and Mercer Street, as amended by instrument dated 10-22-87, recorded 11-27-87 in Deed Book 3831, page 142; and assigned to Dixon Mill Associates I (Phase One) Limited Partnership, Dixon Mill Associates II (Phase Two) Limited Partnership and Dixon Mill Associates III (Phase Three) Limited Partnership by Assignment and Assumption of Ordinances of Jersey City, New Jersey, dated 6-9-92, recorded 6-11-92 in Deed Book 4500 Page 250, and as shown on the Survey.

(b) Franchise Ordinance No. 166: Between: The Municipal Council of the City of Jersey City and Dixon Venture dated 12-30-85, recorded 4-03-86 in Deed Book 3540, Page 230 permitting construction of an encroachment onto the public right-of-way, a ramped entry to underground parking, designated on-street parking, access to loading docks, installation of signs and lighting, and other improvements along Christopher Columbus Drive between Brunswick and Varick Streets; as amended by instrument dated 10-27-87, recorded 11-12-87 in Deed Book 3831, page 137; and assigned to Dixon Mill Associates I (Phase One) Limited Partnership, Dixon Mill Associates II (Phase Two) Limited Partnership, and Dixon Mill Associates III (Phase Three) Limited Partnership by Assignment and Assumption of Ordinances of Jersey City, New Jersey, dated 6-9-92, recorded 6-11-92 in Deed Book 4500 Page 250, and as shown on the Survey.

Land Title Agency, Inc.
464 Valley Brook Avenue
Lyndhurst, NJ 07071
(201)804-8844

Title No. 00-LT-0071

DESCRIPTION

ALL that certain tract or parcel of land and premises, situate, lying and being in the City of Jersey City, in the County of Hudson, and State of New Jersey, more particularly described as follows:

PHASE III:

Tract 1: Lots A-2, 8, 25 & 25S, Block 382.

Beginning at a point on the southerly side line of Christopher Columbus Drive, said point being distant northwesterly 225.07 feet from the intersection of the southerly side line of Christopher Columbus Drive with the northwesterly side line of Monmouth Street and running; thence

(1) South 30 degrees 10 minutes 42 seconds west 230.54 feet to a point in the center line of vacated Wayne Street; thence

(2) Along said center line, South 60 degrees 01 minutes 18 seconds east 224.73 feet to a point on the northwesterly side line of Monmouth Street; thence

(3) Along Monmouth Street, North 30 degrees 15 minutes 50 seconds east 230.57 feet to the intersection of the northwesterly side line of Monmouth Street with the southerly side line of Christopher Columbus Drive; thence

(4) Along Christopher Columbus Drive, North 60 degrees 01 minutes 43 seconds west 225.07 feet to the point and place of beginning.

(Continued)

(Description cont.)

Tract 2: Lot A , Block 408.5 and p/o Lot S, Block 407.

Beginning at the point of intersection of the southerly side line of Christopher Columbus Drive with the northwesterly side of Brunswick Street and running; thence

(1) Along Brunswick Street the following:

(a) South 22 degrees 03 minutes 55 seconds west 134.83 feet to a point; thence

(b) South 22 degrees 10 minutes 46 seconds west 53.13 feet to a point; thence

(2) Along the line of the bus lane the following:

(a) North 68 degrees 17 minutes 31 seconds west 113.00 feet to a point; thence

(b) North 23 degrees 03 minutes 23 seconds west 25.35 feet to a point; thence

(c) North 22 degrees 10 minutes 46 seconds east 170.08 feet to a point in the southerly side line of Christopher Columbus Drive; thence

(3) Along Christopher Columbus Drive the following:

(a) South 68 degrees 12 minutes 38 seconds east 50.94 feet to a point; thence

(b) South 68 degrees 16 minutes 03 seconds east 79.79 feet to the point and place of beginning.

TOGETHER WITH AND SUBJECT TO THE FOLLOWING EASEMENTS:

(a) Perpetual reciprocal blanket easements for construction development, repair, maintenance, ingress and egress, recreation, parking, utilities, mechanical systems and facilities Between: Dixon Mill Associates I (Phase one), a New Jersey Limited Partnership and Dixon Mill Associates II (Phase Two), a New Jersey Limited Partnership and Dixon Mill Associates III (Phase Three), a New Jersey Limited Partnership dated 12-24-85, recorded 1-02-86 in Deed Book 3500, Page 135 and re-recorded 5-05-86 in Deed Book 3552, Page 320 as modified by Modification of Easement Agreement dated 6-09-92, recorded 6-11-92 in Deed Book 4500, Page 256.

(Continued)

(b) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 30 in Block 382 for ingress, egress, utilities, and other uses established by Deed of Easement Between: Luis Porras and Lidia Porras, his wife and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated May, 1987, recorded 12-30-87 in Deed Book 3868, Page 189 and as shown on the Survey drawn by James R. Manalio, Manalio & Manalio, P.L.S. dated 6-27-90, revised 8-1-90 and 9-26-90 and continued by Survey Affidavit of No Change dated 4-28-2000 ("the Survey"). (Parcel/Lot 30-S, Block 382)

(c) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 28 in Block 382 for ingress, egress, utilities, and other uses established by Deed of Easement Between: C & G Associates, a Partnership and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two), and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 11-03-88, recorded 11-17-88 in Deed Book 4048, Page 88 and as shown on the Survey. (Parcel/Lot 28-S, Block 382)

(d) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 31B in Block 382 for ingress, egress, utilities, and other uses established by Deed of Easement Between: Ronald S. Fischer and Dixon Mill Associates I (Phase one), Dixon Mill Associates II (Phase Two), and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 11-03-88, recorded 11-17-88 in Deed Book 4048, Page 104 and as shown on the Survey. (Parcel/Lot 31-S, Block 382)

(e) Perpetual exclusive easement across the northern portion of Lot 17 in Block 346 for ingress, egress and other uses established by Deed of Easement Between: Richard Cohen and Gary Cohen and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 12-31-86, recorded 1-26-87 in Deed Book 3689, Page 90 and as shown on the Survey. (Part of Lot 17, Block 346).

(f) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 17 in Block 346 for ingress, egress, and other uses established by Deed of Easement Between: Richard Cohen and Gary Cohen and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnership dated 12-30-86, recorded 1-26-87 in Deed Book 3689, Page 96 and as shown on the Survey. (Lot 17-S, Block 346).

(g) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 8 in Block 345 for ingress, egress, and other uses established by Deed of Easement Between: Tomax Joint Venture, a New York Joint Venture and Dixon Mill Associates I (Phase one), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 292 and as shown on the Survey. (Parcel/Lot 8-S, Block 345).

(Continued)

(h) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 7 in Block 345 for ingress, egress, and other uses established by Deed of Easement Between: Tomax Joint Venture, a New Jersey Joint Venture and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two), and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 304 and as shown on the Survey. (Parcel/Lot 7-S, Block 345)

(i) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lots 5 and 6 in Block 345 for ingress, egress, and other uses established by Deed of Easement Between: Wayne Dixon Venture and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two), and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 310 and as shown on the Survey. (Part of Lot 5-S, Block 345).

(j) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 9 in Block 345 for ingress, egress, and other uses established by Deed of Easement Between: Tomax Joint Venture, a New Jersey Joint Venture and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 327 and as shown on the Survey. (Parcel/Lot 9-S, Block 345)

(k) Perpetual exclusive easement across the vacated portion of Wayne Street from the center line of Wayne Street to the boundary line of Lot 1 in Block 345 for ingress, egress, and other uses established by Deed of Easement Between: Wayne Dixon Venture, a New Jersey Joint Venture and Dixon Mill Associates I (Phase One), Dixon Mill Associates II (Phase Two) and Dixon Mill Associates III (Phase Three), New Jersey Limited Partnerships dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 334 and as shown on the Survey. (Part of Lot 5-S, Block 345)

(l) Reciprocal easements across Lots 5, 6, 7, 8 and 9 in Block 345 for ingress and egress to and from parking areas and the public street, established by Deed of Easement between Dixon Mill Associates I (Phase One) Limited Partnership, Dixon Mill Associates II (Phase Two) Limited Partnership, Dixon Mill Associates III (Phase Three) Limited Partnership, Wayne Dixon Venture, and Tomax Joint Venture dated 10-11-88, recorded 11-23-88 in Deed Book 4052, Page 318.

(Continued)

TOGETHER WITH AND SUBJECT TO THE FOLLOWING CITY ORDINANCES:

(a) Franchise ordinance No. 167: Between: The Municipal Council of The City of Jersey City and Dixon Venture dated 12-30-85, recorded 4-03-86 in Deed Book 3540, Page 223 permitting extension of the sidewalk, construction of access to underground parking, installation of traffic control devices, lighting, and signs, and other improvements along Monmouth Street between Christopher Columbus Drive and Mercer Street, as amended by instrument dated 10-22-87, recorded 11-27-87 in Deed Book 3831, page 142; and assigned to Dixon Mill Associates I (Phase One) Limited Partnership, Dixon Mill Associates II (Phase Two) Limited Partnership and Dixon Mill Associates III (Phase Three) Limited Partnership by Assignment and Assumption of Ordinances of Jersey City, New Jersey, dated 6-9-92, recorded 6-11-92 in Deed Book 4500 Page 250, and as shown on the Survey.

(b) Franchise Ordinance No. 166: Between: The Municipal Council of the City of Jersey City and Dixon Venture dated 12-30-85, recorded 4-03-86 in Deed Book 3540, Page 230 permitting construction of an encroachment onto the public right-of-way, a ramped entry to underground parking, designated on-street parking, access to loading docks, installation of signs and lighting, and other improvements along Christopher Columbus Drive between Brunswick and Varick Streets; as amended by instrument dated 10-27-87, recorded 11-12-87 in Deed Book 3831, page 137; and assigned to Dixon Mill Associates I (Phase One) Limited Partnership, Dixon Mill Associates II (Phase Two) Limited Partnership, and Dixon Mill Associates III (Phase Three) Limited Partnership by Assignment and Assumption of Ordinances of Jersey City, New Jersey, dated 6-9-92, recorded 6-11-92 in Deed Book 4500 Page 250, and as shown on the Survey.

EXHIBIT B

FORM OF DEED

Prepared by:

____
Jeffrey S. Beenstock, Esquire

DEED

This Deed is made on ____________________, 2006

BETWEEN

DIXON-MILL ASSOCIATES ___ (PHASE ___) LIMITED PARTNERSHIP, a New Jersey limited partnership,

having an address at c/o The Morris Companies, 350 Veterans Boulevard, Rutherford, NJ 07070 ("**Grantor**"),

AND

RMPC DIXON, LLC, a Delaware limited liability company,

having an address at c/o Robert Martin Company, 100 Clearbrook Road, 2nd Floor, Elmsford, NY 10523 ("**Grantee**").

Transfer of Ownership. The Grantor grants and conveys (transfers ownership of) the property described below to the Grantee. This transfer is made for the sum of _____________ _____________________ Dollars ($__________________________). The Grantor acknowledges receipt of this money.

Tax Map Reference. (N.J.S.A. 46:15-1.1) Lot ___ of Block ____ on the Official Tax Map of the City of Jersey City, Hudson County, New Jersey.

Property. The property consists of all the land and all the buildings and structures on the land in the City of Jersey City, County of Hudson and State of New Jersey and all appurtenant rights, privileges or easements belonging or in any way relating thereto, including but not limited to, all interest, if any, of Grantor in any land lying in or under the bed of any highway, avenue, street, road, alley, easement, right-of-way, open or proposed, in, on, across, abutting or adjacent to the property described on Schedule A hereto, together with all of Grantor's right, title and interest to any strips and gores within or bounding the property described on Schedule A attached hereto (all of said property and interest being collectively referred to herein as the "**Property**").

Promises by Grantor. The Grantor promises that the Grantor has done no act to encumber the Property. This promise is called a "Covenant as to grantors acts" (N.J.S.A. 46:4-6). This

promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the Property (such as by making a mortgage or allowing a judgment to be entered against the Grantor). Grantor does hereby warrant and agree to defend title to the Property against the lawful claims of all persons claiming by, through or under Grantor, but not otherwise, subject only to the matters described in Schedule B hereto.

Signatures. The Grantor signs this Deed as of the date at the top of the first page.

DIXON-MILL ASSOCIATES ___ (PHASE ___) LIMITED PARTNERSHIP, a New Jersey limited partnership

BY: DIXON VENTURE CORP., its general partner

By:____________________________
Name:__________________________
Title:___________________________

STATE OF NEW JERSEY :
: SS
COUNTY OF :

I CERTIFY that on __________________, 2006, ________________ personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a) this person is the ____________ of Dixon Venture Corp., which is the general partner of Dixon-Mill Associates ___ (Phase ___) Limited Partnership, the Grantor named in this Deed;

(b) this Deed was signed and delivered by the Grantor as its voluntary act duly authorized by a proper action of its governing board or body;

(c) this person knows the proper seal of the Grantor which was affixed to this Deed;

(d) this person signed this proof to attest to the truth of these facts; and

(e) the full and actual consideration paid or to be paid for the transfer of title is $______________________ (such consideration is defined in N.J.S.A. 46:15-5).

____
Name:________________________

Signed and sworn to before me
on ________________, 2006

____
NOTARY PUBLIC

Schedule A to Exhibit B

Property Description

Schedule B to Exhibit B

Permitted Title Exceptions

EXHIBIT C

FORM OF BILL OF SALE

DIXON-MILL ASSOCIATES ___ (PHASE ___) LIMITED PARTNERSHIP, a New Jersey limited partnership ("Seller") for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, transfers and delivers to **RMPC DIXON, LLC**, a Delaware limited liability company ("Purchaser"), all of Seller's right, title and interest in and to all furniture, furnishings, fixtures, equipment, machinery, tools, parts and other tangible personal property (the "Personal Property") located at and used primarily in connection with the rental, operation and maintenance of the real property commonly known as Dixon Mills Apartments and more fully described on Exhibit A annexed hereto and made a part hereof and the improvements located thereon, but specifically excluding (i) all computer hardware and computer-related equipment, (ii) all computer programs and related software owned by or under license or lease to Seller or any affiliate of Seller and (iii) all proprietary or confidential materials of Seller or any affiliate of Seller, including the name(s) "The Morris Companies" and "______________" and any manuals, signage or other items containing the logo or name of _________________, or the logo or name of Seller or any affiliate thereof.

Seller makes no representation or warranty to Purchaser, express or implied, with respect to the foregoing Personal Property or the sale, transfer and conveyance made hereby, except that Seller represents it owns the Personal Property listed on Exhibit B hereto free and clear of any liens or encumbrances.

EXECUTED to be effective as of _______________________, 2006.

DIXON-MILL ASSOCIATES ___ (PHASE ___) LIMITED PARTNERSHIP, a New Jersey limited partnership

BY: DIXON VENTURE CORP., its general partner

By:____________________________
Name:__________________________
Title:___________________________

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION (this "Assignment") is made effective as of _______________ ____, 2006 ("Effective Date") by and between **DIXON-MILL ASSOCIATES ___ (PHASE ___) LIMITED PARTNERSHIP**, a New Jersey limited partnership ("Assignor"), and **RMPC DIXON, LLC**, a Delaware limited liability company ("Assignee").

RECITALS

A. Assignor owns certain real property and the improvements located thereon (the "Improvements") commonly known as and more particularly described in Exhibit A attached hereto (the "Project");

B. Assignor is a party to certain unexpired leases, subleases and occupancy agreements, including all modifications, addenda and/or amendments thereto, for the use, possession or occupancy of space in the Improvements, which are more particularly described in Exhibit B attached hereto (collectively, the "Leases");

C. Pursuant to that certain Agreement of Purchase and Sale, effective as of _____________ ____, 2006, among Assignor and Assignee (the "Sale Agreement"), Assignee agreed to purchase the Project from Assignor and Assignor agreed to sell the Project to Assignee, on the terms and conditions contained therein;

D. Assignor desires to assign to Assignee all of Assignor's right, title and interest in and to the Leases and all refundable tenant deposits pertaining thereto (the "Deposits"); and

E. Assignee desires to accept the assignment of such right, title and interest in and to the Leases and the Deposits and to assume all of Assignor's rights and obligations thereunder on the terms and conditions below.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and for other good and valuable consideration, the parties, intending to be legally bound, do hereby agree as follows:

1. Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the Leases and the Deposits.

2. Assignee hereby accepts the foregoing assignment by Assignor and assumes all of the covenants and obligations of Assignor, Assignor's predecessors in title and Assignor's subsidiaries pursuant to the Leases (including, without limitation, those relating to the Deposits) that arise and are attributable to events or omissions occurring on or after the Effective Date.

3. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all obligations, claims, liabilities, losses, damages, causes of action, costs and expenses (including, without limitation, court costs through all appeals and reasonable attorneys' fees and disbursements) asserted against or incurred by Assignor by reason of or arising out of any failure by Assignee to perform or observe the obligations, covenants, terms and conditions assumed by Assignee hereunder.

4. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all obligations, claims, liabilities, losses, damages, causes of action, costs and expenses (including, without limitation, court costs through all appeals and reasonable attorneys' fees and disbursements) asserted against or incurred by Assignee by reason of or arising out of any failure by Assignor to perform or observe the obligations, covenants, terms and conditions of Assignor to be performed or observed by Assignor under the Leases or with respect to the Deposits prior to the Effective Date.

5. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the sole prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs.

6. This Assignment is made without representation, warranty (express or implied) or recourse of any kind, except as may be expressly provided herein or in the Sale Agreement.

7. Any rental and other payments under the Leases shall be prorated between the parties as provided in the Sale Agreement.

8. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

9. This Assignment shall be governed by and construed in accordance with the laws of the jurisdiction in which the Project is located.

10. This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

11. Assignee hereby expressly acknowledges and affirms the provisions of Sections 3.1(b), 5.2, 6.2 and 6.3 of the Sale Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR:

DIXON-MILL ASSOCIATES ___ (PHASE ___) LIMITED PARTNERSHIP, a New Jersey limited partnership

BY: DIXON VENTURE CORP., its general partner

By:______________________________
Name:____________________________
Title:_____________________________

ASSIGNEE:

RMPC DIXON, LLC, a Delaware limited liability company

By:______________________________
Name:____________________________
Title:_____________________________

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, LICENSES AND PERMITS AND INTANGIBLE PROPERTY

THIS ASSIGNMENT AND ASSUMPTION (this "Assignment") is made effective as of _______________, 2006 ("Effective Date") by and between **DIXON-MILL ASSOCIATES ___ (PHASE ___) LIMITED PARTNERSHIP**, a New Jersey Limited Partnership ("Assignor") and **RMPC DIXON, LLC**, a Delaware limited liability company ("Assignee").

RECITALS

A. Assignor owns certain real property and the improvements located thereon (the "Improvements") commonly known as and more particularly described in Exhibit A attached hereto (the "Project");

B. Assignor has entered into certain agreements with respect to the operation, use and maintenance of the Project, excluding property management agreements, real property tax service agreements and all unexpired leases, subleases and occupancy agreements, but including any laundry lease, equipment lease, cable television and other telecommunications agreement affecting the Project, all of which are more particularly described in Exhibit B attached hereto or, if not described on Exhibit B, are cancelable with thirty (30) days notice' (collectively, the "Service Contracts");

C. Pursuant to that certain Agreement of Purchase and Sale, effective as of ____________ _____, 2006, among Assignor and Assignee (the "Sale Agreement"), Assignee agreed to purchase the Project from Assignor and Assignor agreed to sell the Project to Assignee, on the terms and conditions contained therein;

D. Assignor desires to assign to Assignee, to the extent assignable, all of Assignor's right, title and interest in and to (a) the Service Contracts, (b) all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements issued, approved or granted by any governmental entity in connection with the Project, together with all renewals and modifications thereof (collectively, the "Licenses and Permits"), (c) warranties upon the Improvements, the fixtures affixed thereto and the tangible personal property used exclusively in connection therewith, (d) claims and causes of action arising out of or in connection with the Project attributable to events or omissions occurring after the Effective Date, (e) the trade name unless the name includes "Morris" or "Dixon Venture", (f) to the extent assignable, all plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification, and alteration of the Improvements and in the possession of or under the control of Assignor and (g) all other intangible property located at and used primarily in connection with the rental, operation and maintenance of the Project (specifically excluding all computer hardware and computer-related equipment, computer programs and related software owned by or under license or lease to Assignor or any affiliate of Assignor and all proprietary or confidential materials of Assignor or any affiliate of Assignor, including the names "The Morris Companies" and "Dixon Venture Corp."and any manuals, signage or other items containing the logo or name of The Morris Companies, or the logo or name of Assignor or any affiliate thereof

(the items set forth in clauses (c) through (g) being referred to herein collectively as the "Intangible Property"); and

E. Assignee desires to accept the assignment of such right, title and interest in and to the Service Contracts, Licenses and Permits, and Intangible Property and to assume all of Assignor's rights and obligations thereunder on the terms and conditions below.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and for other good and valuable consideration, the parties, intending to be legally bound, do hereby agree as follows:

1. Assignor hereby assigns to Assignee, to the extent assignable, all of Assignor's right, title and interest in and to the (a) Service Contracts, (b) Licenses and Permits, and (c) Intangible Property.

2. Assignee hereby accepts the foregoing assignment by Assignor and assumes all of the covenants and obligations of Assignor and Assignor's predecessors in title pursuant to the Service Contracts, Licenses and Permits and Intangible Property that arise and are attributable to events or omissions occurring on or after the Effective Date.

3. Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all obligations, claims, liabilities, losses, damages, causes of action, costs and expenses (including, without limitation, court costs through all appeals and reasonable attorneys' fees and disbursements) asserted against or incurred by Assignor by reason of or arising out of any failure by Assignee to perform or observe the obligations, covenants, terms and conditions assumed by Assignee hereunder.

4. Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all obligations, claims, liabilities, losses, damages, causes of action, costs and expenses (including, without limitation, court costs through all appeals and reasonable attorneys' fees and disbursements) asserted against or incurred by Assignee by reason of or arising out of any failure by Assignor to perform or observe the obligations, covenants, terms and conditions of Assignor to be performed or observed by Assignor under or with respect to the Service Contracts, Licenses and Permits or Intangible Property prior to the Effective Date.

5. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the sole prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs.

6. This Assignment is made without representation, warranty (express or implied) or recourse of any kind, except as may be expressly provided herein or in the Sale Agreement.

7. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8. This Assignment shall be governed by and construed in accordance with the laws of the jurisdiction in which the Project is located.

9. This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

10. Assignee hereby expressly acknowledges and affirms the provisions of Sections 3.1(b), 5.2, 6.2, and 6.3 of the Sale Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR:

DIXON-MILL ASSOCIATES ___ (PHASE ___) LIMITED PARTNERSHIP, a New Jersey limited partnership

BY: DIXON VENTURE CORP., its general partner

By:____________________________
Name:__________________________
Title:___________________________

ASSIGNEE:

RMPC DIXON, LLC, a Delaware limited liability company

By:____________________________
Name:__________________________
Title:___________________________

EXHIBIT F

FORM OF RESIDENT NOTICE LETTER

_____________ ________, 2006

____
____
____
____

Re: Dixon Mills Apartments

Dear Tenant:

This is to notify you that the project described above has been acquired by RMPC Dixon, LLC, a Delaware limited liability company with an address of c/o Robert Martin Company, 100 Clearbrook Road, 2nd Floor, Elmsford, NY 10523. All rental payments should continue to be made to the property management office on site (or the night drop box), and other communications regarding your lease should be directed to the property manager at the property management office. Your security deposit in the amount of $_________ has been transferred to the new owner who, shall from now on, have the responsibility for the return thereof.

Very truly yours,

BUYER:

RMPC DIXON, LLC, a Delaware limited liability company

By:______________________________
Name:____________________________
Title:_____________________________

SELLER

DIXON-MILL ASSOCIATES ___ (PHASE ___) LIMITED PARTNERSHIP

BY: DIXON VENTURE CORP., its general partner

By:__________________________
Name:________________________
Title:_________________________

EXHIBIT G

FEDERAL LEAD-BASED PAINT DISCLOSURE

EVERY PURCHASER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY ON WHICH A RESIDENTIAL DWELLING WAS BUILT PRIOR TO 1978, IS NOTIFIED THAT SUCH PROPERTY MAY PRESENT EXPOSURE TO LEAD FROM LEAD-BASED PAINT THAT MAY PLACE YOUNG CHILDREN AT RISK OF DEVELOPING LEAD POISONING. LEAD POISONING IN YOUNG CHILDREN MAY PRODUCE PERMANENT NEUROLOGICAL DAMAGE, INCLUDING LEARNING DISABILITIES, REDUCED INTELLIGENCE QUOTIENT, BEHAVIORAL PROBLEMS, AND IMPAIRED MEMORY. LEAD POISONING ALSO POSES A PARTICULAR RISK TO PREGNANT WOMEN. THE SELLER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY IS REQUIRED TO PROVIDE THE PURCHASER WITH ANY INFORMATION ON LEAD-BASED PAINT HAZARDS FROM RISK ASSESSMENTS OR INSPECTIONS IN THE SELLER'S POSSESSION AND NOTIFY THE PURCHASER OF ANY KNOWN LEAD-BASED PAINT HAZARDS. A RISK ASSESSMENT OR INSPECTION FOR POSSIBLE LEAD-BASED PAINT HAZARDS IS RECOMMENDED PRIOR TO PURCHASE.

By its execution of the Agreement to which this Exhibit G is attached, Purchaser acknowledges that (a) it has read and understands the foregoing Lead Warning Statement, (b) it has reviewed, or during the Due Diligence Period will review, any Documents concerning lead-based paint or lead-based paint hazards located on the Property or otherwise provided for review by Sellers, and (c) it has independently obtained a lead hazard information pamphlet in the form prescribed by the Environmental Protection Agency under Section 406 of the Toxic Substances Control Act. Purchaser shall conduct such studies and tests for lead-based paint during the Due Diligence Period as Purchaser deems appropriate.